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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Deckers Outdoor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April XX, 2009

Dear Stockholder:

        We cordially invite you to attend our 2009 Annual Meeting of Stockholders to be held at 3:00 p.m., local time, on Thursday, May 28, 2009 at Deckers Outdoor Corporation's headquarters, 495-A South Fairview Avenue, Goleta, California 93117.

        Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company's 2008 Annual Report.

        Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. If you are a record holder of our Common Stock as of the close of business on April 13, 2009, you are eligible to vote on these matters, either by attending the Annual Meeting in person or by Proxy. It is important that your shares be voted, whether or not you plan to attend the Annual Meeting, to ensure the presence of a quorum. Therefore, please complete, date, sign, and return the accompanying Proxy Card in the enclosed postage-paid envelope. Properly executed Proxy Cards received by the Company prior to the Annual Meeting will be voted in accordance with the instructions indicated on such cards. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the Annual Meeting. Submitting the Proxy Card does NOT deprive you of your right to attend the Annual Meeting and vote your shares in person for the matters acted on at the Annual Meeting.

Sincerely,
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board, President and Chief Executive Officer

DECKERS OUTDOOR CORPORATION
495-A South Fairview Avenue, Goleta, California 93117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 28, 2009

TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), will be held at the Company's headquarters, 495-A South Fairview Avenue, Goleta, California 93117, on Thursday, May 28, 2009, beginning at 3:00 p.m., local time. The Annual Meeting will be held for the following purposes:

          1.    Election of Directors.    To elect eight (8) directors of the Company to serve until the Annual Meeting of Stockholders to be held in 2010.

          2.    Ratification of Appointment of Independent Registered Public Accounting Firm.    To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009.

          3.    Amendment of the Company's Certificate of Incorporation.    To approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of Common Stock that the Company is authorized to issue from 20,000,000 shares to 50,000,000 shares.

          4.    Other Business.    To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on April 13, 2009 as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting and any continuations, postponements or adjournments thereof. Only stockholders of record at the close of business on the Record Date are entitled to such notice and to vote, in person or by Proxy, at the Annual Meeting.

        The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Annual Meeting, and stockholders are encouraged to read it in its entirety.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held May 28, 2009: The Notice of 2009 Annual Meeting of Stockholders, Proxy Statement, and 2008 Annual Report to Stockholders of Deckers Outdoor Corporation are available online at:

http://www.deckers.com/investors/FinancialReports.asp?compid=91148

        The Board of Directors welcomes your personal attendance at the Annual Meeting. However, whether or not you plan to attend, please sign and return the enclosed Proxy Card, which you may revoke at any time prior to its use. A self-addressed, postage prepaid envelope is enclosed for your convenience. Your Proxy Card will not be used if you attend the Annual Meeting and choose to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board, President and Chief Executive Officer

Goleta, California
April XX, 2009

EVERY STOCKHOLDER'S VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

495-A South Fairview Avenue
Goleta, California 93117

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 28, 2009

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Deckers Outdoor Corporation, a Delaware corporation (the "Company" or "Deckers"), for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3:00 p.m., local time, on May 28, 2009, at the Company's headquarters, 495-A South Fairview Avenue, Goleta, California 93117, and any continuations, postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Proxy Card (the "Proxy") were first mailed to stockholders on or about April 28, 2009.

Method of Voting and Voting Rights

        Stockholders can vote by Proxy or by attending the Annual Meeting and voting in person. A Proxy is enclosed. If you vote by Proxy, the Proxy Card included with this Proxy Statement must be completed, signed and dated by you or your authorized representative. The completed Proxy may be returned in the postage-paid envelope provided, or you may vote via the internet or telephone as indicated on the Proxy Card instructions. Angel R. Martinez and Zohar Ziv, the designated proxyholders (the "Proxyholders"), are members of the Company's management. If you hold Common Stock in "street name," you must either instruct your broker or nominee as to how to vote such shares or obtain a Proxy, executed in your favor by your broker or nominee, to be able to vote at the Annual Meeting.

        Meeting Quorum.    In order to conduct business at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, in person or represented by Proxy, of holders of a majority of the outstanding shares of the Company's Common Stock outstanding as of the Record Date, will constitute a quorum at the Annual Meeting. We will treat shares of Common Stock represented by a properly signed and returned Proxy, including abstentions and broker non-votes (as defined below), as present at the Annual Meeting for the purposes of determining the existence of a quorum.

        Vote Required.    Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. The eight directors to be elected at the Annual Meeting (Proposal No. 1) will be elected by a plurality of the votes cast by stockholders present in person or represented by Proxy at the Annual Meeting and entitled to vote and voting. Approval of the proposal to amend the Company's Certificate of Incorporation to increase the authorized shares of the Company's Common Stock from 20,000,000 shares to 50,000,000 shares (Proposal No. 3) will require the affirmative vote of holders of a majority of the shares of our Common Stock outstanding as of the Record Date. Approval of each other matter to be voted on at the Annual Meeting, including Proposal No. 2 regarding the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm, will require the affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote (assuming that a quorum is present).

        Abstentions.    A stockholder may withhold authority to vote for one or more nominees for director and may abstain from one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or that a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares for which authority is withheld will have no effect on the voting for the election of directors (which requires a plurality of the votes cast). Shares that a stockholder abstains from voting will be included in the total of votes cast and have the same effect as a vote AGAINST Proposals No. 2 and No. 3.

        Broker Non-Votes.    If your shares are held by a broker, the broker will vote your shares for you if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. "Broker non-votes" are shares held by a broker or other nominee that are represented at the Annual Meeting, but with respect to which the broker or nominee has not received instructions from the beneficial owner of the shares to vote on the particular proposal and does not have discretionary voting power on the proposal. Brokers holding shares of record for beneficial owners generally are entitled to exercise their discretion to follow the recommendation of the Board of Directors and vote in favor of Proposals No. 1 and No. 2, but do not have the discretion to vote on Proposal No. 3 included in this Proxy Statement unless they receive other instructions from their customers. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting but will not be counted for purposes of determining the number of shares represented and voting with respect to a proposal. Accordingly, broker non-votes will have no effect on voting on the election of directors or on the ratification of the independent registered public accounting firm. However, broker non-votes will have the effect of a vote AGAINST Proposal No. 3 regarding amendment of the Company's Certificate of Incorporation.

        Voting Shares in Person that are Held Through Brokers.    If your shares are held of record by your broker, bank or another nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal Proxy identifying you as a Company stockholder, authorizing you to act on behalf of the nominee at the Annual Meeting and identifying the number of shares with respect to which the authorization is granted.

Revocation of Proxy

        A stockholder giving a Proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent Proxy, or by attending the Annual Meeting and voting in person. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. Subject to any such revocation, all shares represented by properly executed Proxies will be voted in accordance with the specifications on the enclosed Proxy.

Record Date

        In accordance with the Company's Bylaws, the Board of Directors has fixed April 13, 2009 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. As of the close of business on April 13, 2009, there were 13,115,373 shares of the Company's Common Stock outstanding.

Procedures for Stockholder Nominations

        The Company's Bylaws provide that a stockholder seeking to nominate a candidate for election as director at an annual meeting of stockholders must provide timely advance written notice. To be timely, a stockholder's notice generally must be received at our principal executive office on or before the date 90 days prior to the scheduled date of the annual meeting or, if it is a later date, on or before the date seven days after the Company first publishes notice of the annual meeting.

        Under our Bylaws, a stockholder's notice of a proposed nomination for director to be made at an annual meeting must include the following information:

  •
  the name and address of the stockholder and any Stockholder Affiliate proposing to make the nomination and of the person or persons to be nominated;

  •
  the class and number of shares of the Company that are, directly or indirectly, beneficially owned by the stockholder or any Stockholder Affiliate and any derivative positions held or beneficially held by the stockholder or any Stockholder Affiliate and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate;

  •
  a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person nominated in the notice;

  •
  a description of all arrangements or understandings between the stockholder(s) or Stockholder Affiliate supporting the nomination and each nominee;

  •
  any other information concerning the proposed nominee(s) that the Company would be required to include in the Proxy Statement if the Board of Directors made the nomination;

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  the consent and commitment of the nominee(s) to serve as director;

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  for each nominee, a completed and signed questionnaire, in a form provided by the Company upon written request, with respect to the background and qualification of such person being nominated and the background of any other person or entity on whose behalf the nomination is being made;

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  for each nominee, a written representation and agreement, in the form provided by the Company upon written request, with regards to any voting commitments, compensatory arrangements with a third party and compliance requirements applicable to directors of the Company;

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  a description of all agreements, arrangements and understandings between the stockholder and Stockholder Affiliate and any other person, including their name, in connection with the nominee; and

  •
  whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation.

        For these purposes, "Stockholder Affiliate" means any person controlling, directly or indirectly, or acting in concert with, any stockholder making the nomination; any beneficial owner of shares of stock of the Company owned of record or beneficially by the stockholder making the nomination; and any person controlling, controlled by or under common control with the Stockholder Affiliate. The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Stockholder nominations submitted in accordance with the requirements of the Company's Bylaws will be forwarded to the Corporate Governance and Nominating Committee.

Other Business

        If any other matters are promptly presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional Proxies in favor of one or more of the proposals, the persons named as Proxyholders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the Proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not anticipate that any other matter would be raised at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Company's Bylaws state that the Board of Directors shall consist of not less than one or more than nine members. The specific number of Board members within this range is established by the Board of Directors and is currently set at eight. There are currently eight Board members, and all directors are elected annually.

        At the Annual Meeting, stockholders will be asked to elect eight directors of the Company to serve until the Company's next annual meeting of stockholders to be held in 2010 and until his or her successor is elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The names and certain information concerning the persons nominated by the Board of Directors to become directors at the Annual Meeting are set forth below. Each of the proposed nominees currently serves as a member of the Board of Directors.

        Accordingly, if all nominees for director are elected, then following the Annual Meeting, the Board of Directors will consist of eight members, and a majority of the Board of Directors and all members of each of its standing committees will continue to be "independent" under applicable regulations as described below.

        The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by Proxy at the Annual Meeting. The persons named as Proxyholders in the enclosed Proxy will vote to elect all eight proposed nominees named below unless contrary instructions are given in the Proxy. Broker non-votes and Proxies marked "withheld" as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

        Although each of the persons named below has consented to serve as a director if elected, and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as Proxyholders in the enclosed Proxy will vote for any substitute nominee designated by the Board of Directors.

        None of the directors or nominees for director were selected pursuant to any arrangement or understanding, other than with the directors of the Company acting within their capacity as such. There are no family relationships among directors, nominees for director or executive officers of the Company.

Nominees for Director

        The names of the nominees for director and certain biographical information about them are set forth below:

Name	Age	Director Since	Principal Occupation
Angel R. Martinez	53	2005	Chair of the Board, President and Chief Executive Officer of the Company
Rex. A. Licklider(3)	66	1993	Chief Executive Officer and Vice Chair of The Sports Club Company
John M. Gibbons(1)(2)	60	2000	Independent Consultant
John G. Perenchio(1)	53	2005	Owner, Entrada Music LLC
Maureen Conners(1)(3)	62	2006	President of Conners Consulting
Tore Steen(2)	71	2007	President and Chief Executive Officer of World Intelligent Network LLC
Ruth M. Owades(3)	60	2008	Corporate Director
Karyn O. Barsa(2)	48	2008	President of Investors' Circle

(1)
Member of the Compensation and Management Development Committee

(2)
Member of the Audit Committee

(3)
Member of the Corporate Governance and Nominating Committee

        Angel R. Martinez, age 53, joined Deckers in April 2005 as President and Chief Executive Officer. In September 2005, he became a director of the Company and in May 2008, he became Chair of the Board. Subject to his re-election as a director at the Annual Meeting, Mr. Martinez will remain Chair of the Board. Previously, Mr. Martinez was Chief Executive Officer and Vice Chair of Keen LLC, an outdoor footwear manufacturer, from January 2005 to March 2005, after serving as President and Chief Executive Officer from April 2003 to December 2004, and as an independent consultant since June 2002. Prior thereto he served as Executive Vice President and Chief Marketing Officer of Reebok International Ltd. and as Chief Executive Officer and President of The Rockport Company, a subsidiary of Reebok. Mr. Martinez has been a member of the Board of Directors of Tupperware Brands Corporation since 1998.

        Rex A. Licklider, age 66, has served as a director since September 1993. Mr. Licklider has been director and Vice Chair of The Sports Club Company, a developer and operator of health and fitness clubs, since May 1994. Mr. Licklider has served as the Chief Executive Officer of The Sports Club Company since March 2004 and as Co-Chief Executive Officer of The Sports Club Company from February 2002 to March 2004. From February 1992 to January 1993, Mr. Licklider was Chair of the Board of Resurgens Communications Group, a long distance telecommunications company, and from 1975 until February 1992, Mr. Licklider was Chair of the Board and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company that merged with Resurgens Communications Group in February 1992.

        John M. Gibbons, age 60, has served as a director since June 2000. Mr. Gibbons has been an independent consultant since April 2004. From June 2000 to April 2004, Mr. Gibbons was Vice Chair of TMC Communications, Inc., a long distance, data and Internet services provider, and was its Chief Executive Officer from June 2001 to April 2003. From June 2000 to June 2001, he was President of TMC Communications, Inc. He has served as a director of National Technical Systems, Inc., a provider of integrated testing, certification, quality registration, systems evaluation and staffing services, since September 2003. Mr. Gibbons was Vice Chair of Assisted Living Concepts, Inc., a national provider of assisted living services, from March 2000 to December 2001. Previously, Mr. Gibbons was employed by The Sports Club Company, a developer and operator of health and fitness clubs, where he was Chief

Executive Officer and a director from July 1999 to February 2000 and was President and Chief Operating Officer from January 1995 to July 1999.

        John G. Perenchio, age 53, has served as a director since December 2005. Since 2003, Mr. Perenchio has been the owner and operator of Entrada Music LLC, a holding company with a controlling interest in Fearless Records LLC, a boutique indie rock music label. From 1990 to 2003, Mr. Perenchio served as an executive with Chartwell Partners, LLC, a family owned boutique investment and holding company specializing in the entertainment, media and real estate industries. From 1984 to 1990, Mr. Perenchio was the Director of Contemporary Music at Triad Artists, Inc., one of the premier talent agencies in the world, and prior to that, from 1982 to 1984, practiced law as an attorney in California. From 1992 to 2007, Mr. Perenchio was a director of Univision Communications Inc., the leading Spanish-language media company in the United States.

        Maureen Conners, age 62, has served as a director since September 2006. Ms. Conners is President of Conners Consulting, which she founded in 1992. Conners Consulting has worked with companies such as Johnson & Johnson, Ralph Lauren Footwear, Rockport, Hewlett Packard, Monster.com, Polaroid, Bausch and Lomb, Southcorp Wines, and Western Union Money Zap, providing a range of services including marketing and strategic planning, new product and new business development, and global brand building. Prior to founding Conners Consulting, Ms. Conners held senior level marketing positions with several leading consumer companies, including Senior Vice President of Marketing, Girls Division at Mattel. Prior to that, she served as Director of Marketing, Men's Jean's Division at Levi Strauss, and Group Marketing Manager at Gillette. Ms. Conners has an MBA from the Wharton School of the University of Pennsylvania.

        Tore Steen, age 71, has served as a director since May 2007. Mr. Steen has been the owner and President/CEO of World Intelligent Network, LLC (formerly the Coventry Group, Inc.), and of management, consulting and holding companies, since 1995. He also served as President of the IOS Foundation from 2003 to 2004. From March 1991 to March 1995, Mr. Steen served as President and CEO of H.C. Inc. and later as Chair and CEO of Cascade General, Inc., both major west coast ship repair companies. Mr. Steen was the Executive Vice President, Finance for WTD Industries, Inc., a Nasdaq forest products company, from January 1989 to December 1990. Previously, Mr. Steen had been involved at executive and board levels of NYSE, Nasdaq and London Stock Exchange companies. Early in his career, he was with Citibank and Chemical Bank (now JPMorgan Chase) and for seven years built a major international financial services company with operations in sixteen countries globally. He holds an MBA in International Finance from the University of Oregon. Mr. Steen has served on many corporate and not-for-profit boards, including the World Technology Group, ABSO Alarms Company, the Young Presidents' Organization, the World Presidents' Organization, the Chief Executives Organization, Outward Bound, and the Regional Drug Initiative.

        Ruth M. Owades, age 60, has served as a director since May 2008. Ms. Owades' principal occupation is as a Corporate Director for various private companies, and she is a frequent lecturer and consultant on corporate governance. Since 2006, Ms. Owades has served as a director on the Western Advisory Board of Northern Trust Corporation. From 2002 to 2006, Ms. Owades was a director of Armstrong World Industries, a manufacturer and wholesaler of flooring, ceiling and cabinetry products. From 1997 to 2006, she was a director of the J. Jill Group, a women's apparel, accessory and footwear retailer, and between 1998 and 2005 she served as a director of Providian Financial Corporation. From 1988 until 2000, Ms. Owades was the Founder, CEO and Chair of Calyx & Corolla, Inc., the first fresh flower catalog and online retailer. From 2000 to 2002, she served as a consultant to the financial group that purchased Calyx & Corolla. Prior thereto, Ms. Owades was Founder and CEO of Gardener's Eden, Inc., a catalog and retailer of upscale gardening tools, accessories and outdoor furniture. She sold the company to Williams-Sonoma, Inc., continuing to serve for five years as President. Ms. Owades is a graduate of Scripps College in Claremont, California and earned an MBA from Harvard Business School.

        Karyn O. Barsa, age 48, has served as a director since May 2008. Since February 2008, she has served as President and Chief Executive Officer of Investors' Circle, a network of individual and institutional investors focused on sustainable business practices. Between May 2007 and February 2008, she was Chief Executive Officer of Embark Stores, Inc., a start-up pet supplies retailer where she remains on the advisory board, and prior to this time she was an independent investor. Between 1999 and 2001, Ms. Barsa was Chief Executive Officer of Smith & Hawken, Ltd., a specialty gardening retailer, and prior to that she was Chief Operating Officer and Chief Financial Officer of Patagonia, Inc., a specialty outdoor apparel and equipment manufacturer. She serves on the boards of Coyuchi, Inc. and NESsT, and the advisory board of Embark Stores, Inc. Ms. Barsa holds a BA in Economics from Connecticut College and an MBA from the University of Southern California.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
"FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Corporate Governance Principles

        Pursuant to Delaware law and the Company's Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders.

        The Board of Directors selects the senior management team, which is charged with the day-to-day operations of the Company's business. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials requested by them or otherwise provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management, monitors its performance and proposes or makes changes to the senior management team when it deems necessary or appropriate.

Director Independence

        The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in Marketplace Rule 4200(a) (15) of the NASDAQ Stock Market LLC ("Nasdaq") and applicable rules of the Securities and Exchange Commission ("SEC"). The guidelines for director independence are set forth in the Company's Corporate Governance Guidelines. These guidelines help ensure that the Board and its committees are independent from management and that the interests of the Board and management align with the interests of the stockholders. Based on these standards, the Board has determined that each of the Company's directors, other than Mr. Martinez, is independent (including, with respect to audit committee members and compensation and management development committee members, the heightened independence criteria applicable to such committee members under Nasdaq and SEC independence standards).

Board of Directors Meetings

        The Board of Directors held eight meetings during the year ended December 31, 2008. For the fiscal year ended December 31, 2008, each of the directors attended 100% of the aggregate number of meetings of both the Board of Directors and the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

        The Company's Corporate Governance Guidelines states that directors are expected to attend the Company's annual meeting of stockholders. All members of the then Board of Directors attended the Company's 2008 Annual Meeting of Stockholders.

Committees of the Board of Directors

        The Board of Directors has three committees: an Audit Committee, a Compensation and Management Development Committee and a Corporate Governance and Nominating Committee. The Board of Directors has determined that each of the directors serving on each of these three committees is "independent" as that term is defined under Nasdaq Marketplace Rule 4200(a) (15) and applicable rules of the SEC.

  Audit Committee

        The Board has a standing Audit Committee that (i) monitors the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; (ii) monitors the independence and performance of the Company's independent registered public accounting firm, and internal audit department, and (iii) provides an avenue of communications among the independent registered public accounting firm, Chief Audit Executive, management, and the Board of Directors. The committee held eight meetings during 2008. At the date of this Proxy Statement, Mr. Gibbons was Chair of the Audit Committee and the committee was comprised of Messrs. Gibbons and Steen and Ms. Barsa. The Board has determined that Mr. Gibbons qualifies as an "audit committee financial expert" as defined under the rules of the SEC. All of the members of the Audit Committee meet the independence and experience requirements of the Nasdaq rules and the independence requirements of the SEC. The Audit Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on the Company's website at http://www.deckers.com.

  Compensation and Management Development Committee

        The Board's Compensation and Management Development Committee (i) reviews and approves corporate goals and objectives relevant to compensation of the executive officers, (ii) evaluates the performance of the executive officers in light of those goals and objectives, (iii) determines and approves the compensation level of the executive officers based on this evaluation, (iv) makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans, (v) oversees and approves the management continuity planning process, and (vi) reviews and evaluates the succession plans relating to the executive officers. The Compensation and Management Development Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan") and the Company's 2006 Equity Incentive Plan (the "2006 Plan"). The committee held seven meetings during 2008. At the date of this Proxy Statement, Mr. Perenchio was Chair of the Compensation and Management Development Committee and the committee was comprised of Messrs. Perenchio and Gibbons and Ms. Conners. All of the members of the Compensation and Management Development Committee meet the independence requirements of all applicable Nasdaq and SEC rules and regulations. The Compensation and Management Development Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on the Company's website at http://www.deckers.com.

  Corporate Governance and Nominating Committee

        The Board's Corporate Governance and Nominating Committee (i) develops and recommends to the Board a set of Corporate Governance Guidelines applicable to the Company, (ii) recommends the director nominees to be selected by the Board for the next annual meeting of stockholders,

(iii) identifies individuals qualified to become Board members, consistent with criteria specified in the Corporate Governance Guidelines, (iv) recommends to the Board membership of the Board committees, and (v) oversees the evaluation of the Board and Board committees. The committee met five times during 2008. At the date of this Proxy Statement, Mr. Licklider was Chair of the Corporate Governance and Nominating Committee and the committee was comprised of Mr. Licklider, Ms. Conners, and Ms. Owades. All of the members of the Corporate Governance and Nominating Committee meet the independence requirements of all applicable Nasdaq and SEC rules and regulations. The Corporate Governance and Nominating Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on the Company's website at http://www.deckers.com.

Nominating Procedures and Criteria

        Among its functions, the Corporate Governance and Nominating Committee consider and approve nominees for election to the Board of Directors. In addition to the candidates proposed by the Board of Directors or identified by the committee, the committee considers candidates for director suggested by stockholders, provided such recommendations are made in accordance with the procedures set forth in the Company's Bylaws and described above under "Procedures for Stockholder Nominations." Stockholder nominations that meet the criteria outlined below will receive the same consideration that the committee's nominees receive.

        Essential criteria for all candidates considered by the Corporate Governance and Nominating Committee include the following: personal and professional integrity, good business judgment, relevant experience and skills, ability to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company stockholders, and a commitment to devoting sufficient time and energy to diligently perform their duties as a director.

        In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; industry expertise; accomplishment in designing, marketing, manufacturing, distribution of footwear, apparel and accessories; business and other experience relevant to public companies of a size comparable to the Company; international experience; and experience in investment banking, commercial lending or other financing activities.

        In selecting nominees for the Board of Directors, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate's ability to contribute to the success of the Company. In evaluating an existing director for re-election to the Board, the committee considers the existing director's board and committee meeting attendance and performance, the length of Board service, experience, skills and contributions brought to the Board, and independence.

        The Board of Directors' nominees for the Annual Meeting have been recommended by the Corporate Governance and Nominating Committee, as well as the full Board of Directors.

        Stockholders did not propose any candidates for election at the Annual Meeting.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines that set forth the primary framework of governance principles applicable to the Company. The Corporate Governance Guidelines outline the general principles regarding the role and functions of the Board including director qualifications; director independence; Board meetings; Board committees; the chair and lead director of the Board; director access to officers, employees, and independent advisers; director compensation; director orientation and continuing education; shareholder rights plans; evaluation of the Chief Executive

Officer and management succession; annual Board self-evaluations; and ethical expectations. The complete copy of the Company's current Corporate Governance Guidelines are available on the Company's website at http://www.deckers.com.

Lead Director

        In March 2008, the Board of Directors established the position of Lead Director and elected Mr. Licklider to serve in that position, effective with the 2008 Annual Meeting, for a two-year term, subject to his earlier replacement, retirement or resignation. The Lead Director is an independent director who is selected for a two-year term by the independent directors on the Board. The Lead Director's responsibilities include (i) coordinating the scheduling and preparation of agenda for the executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board, (ii) chairing executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board, (iii) approving information sent to the Board, (iv) serving as a liaison between the Chairman of the Board and the other independent directors, (v) approving the meeting agendas for the Board and approving the meeting schedules of the Board to assure that there is sufficient time for discussion of all agenda items, and (vi) if requested by major stockholders, ensuring that he or she will be available for consultation and direct communication with such major stockholders. The Lead Director has the authority to call meetings of independent directors.

Communications with Directors

        Stockholders may communicate with the chair of our Audit Committee, Corporate Governance and Nominating Committee, or Compensation and Management Development Committee or with our independent directors as a group, by writing to any such person or group c/o the Secretary of the Company, at the Company's offices at 495-A South Fairview Avenue, Goleta, California 93117.

        Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

Code of Ethics

        The Company has adopted a Code of Ethics to help its officers, directors and other employees comply with the law and maintain the highest standards of ethical conduct. The Code of Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. All of the Company's officers, directors and employees must carry out their duties in accordance with the policies set forth in the Code of Ethics and with applicable laws and regulations. The Code of Ethics appears as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. A copy of the Code of Ethics is available free of charge by writing to the Secretary of the Company at the Company's executive offices at 495-A South Fairview Avenue, Goleta, California 93117. A free copy can also be obtained from our corporate website at www.deckers.com. In addition to the Code of Ethics, the Company has also adopted a Code of Business Conduct and Ethics to provide our directors, officers and employees with further guidance on our standards of ethical behavior.

Compensation and Management Development Committee Interlocks and Insider Participation

        As of the date of this Proxy Statement, the members of the Compensation and Management Development Committee consisted of Messrs. Perenchio and Gibbons and Ms. Conners, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 2008 or is a former officer or employee of the Company or any of its subsidiaries. None of these directors had any relationship with the Company during 2008 requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has an executive officer serving on our Board of Directors or Compensation and Management Development Committee.

EXECUTIVE OFFICERS

        Each executive officer of the Company serves at the discretion of the Board of Directors. Biographical information for the executive officers of the Company as of the date this proxy was filed who are not directors is set forth below. There are no family relationships between any executive officer and any other executive officer or director. None of our executive officers were selected pursuant to any arrangement or understanding, other than with the executive officers of the Company acting within their capacity as such.

Executive Officer	Age	Position
Angel R. Martinez	53	Chair of the Board, President and Chief Executive Officer
Zohar Ziv	56	Chief Operating Officer, Assistant Secretary and Interim Principal Financial and Accounting Officer
Constance X. Rishwain	51	President of the UGG and Simple Divisions
Colin G. Clark	46	Senior Vice President, International
Peter K. Worley	48	President of the Teva Division

        The biographical summary for Mr. Martinez is presented earlier under the heading "Nominees for Director."

        Zohar Ziv, age 56, has been our Chief Operating Officer since December 2007 after serving as Chief Financial Officer and Executive Vice President, Finance and Administration since March 2006. Mr. Ziv also served as interim Chief Financial Officer after his promotion to Chief Operating Officer from December 2007 to April 2008. He has assumed the responsibilities of Principal Financial and Accounting Officer from Mr. Thomas Hillebrandt, our Chief Financial Officer from April 2008 until March 2009, on an interim basis. Previously, from February 2004 to December 2005, Mr. Ziv was Chief Financial Officer with EMAK Worldwide, Inc. (NASDAQ: EMAK), a global marketing services firm. Prior to that, Mr. Ziv was Chief Financial Officer of Stravina Operating Company, LLC, a supplier of personalized novelty items in North America, from June 2002 to February 2004.

        Constance X. Rishwain, age 51, has been the President of the UGG and Simple Divisions since December 2002 after serving as Vice President, Brand Manager-UGG since April 1999 and Vice President, Brand Manager-Simple since January 2001. Ms. Rishwain held the positions of Vice President of Domestic Sales for Teva, UGG and Simple from June 1999 to December 1999, Vice President of Sales—Western Division for Teva, UGG and Simple from December 1997 to June 1999 and Vice President Merchandising for Teva, UGG and Simple from January 1995 to December 1997. Before joining us in January 1995, Ms. Rishwain held the position of Vice President of Merchandising and Marketing for Impo International Shoe Company from 1988 to 1994 and worked for Nine West Group Inc. from 1984 to 1988 in several capacities.

        Colin G. Clark, age 46, joined Deckers in September 2005 as Senior Vice President, International. Prior to joining Deckers, from October 1991 to June 2004, Mr. Clark spent nearly thirteen years at The

Rockport Company, a subsidiary of Reebok International Ltd., most recently serving as Vice President and General Manager—International. From 1991 to 2001, Mr. Clark held various senior positions at Rockport, including Vice President—Global Marketing, Vice President—International, Director and General Manager—United Kingdom, and Sales Manager—United Kingdom.

        Peter K. Worley, age 48, joined Deckers in March 2006 as President of the Company's Teva brand. From October 2005 to March 2006, Mr. Worley served as Vice President of U.S. Sales with K-Swiss, Inc. From May 1996 to October 2005, Mr. Worley was Vice President of Product Design and Development with K-Swiss. From 1991 to 1996 and from 1986 to 1989, Mr. Worley held various managerial positions with Reebok International Ltd.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation and Management Development Committee (for purposes of this analysis, the "Committee") of the Board of Directors (the "Board") (i) reviews and approves corporate goals and objectives relevant to compensation of the executive officers, (ii) evaluates the performance of the executive officers in light of those goals and objectives, (iii) determines and approves the compensation level of the executive officers based on this evaluation, and (iv) makes recommendations to the Board with respect to cash incentive compensation plans and equity incentive plans. The Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1993 Plan and 2006 Plan. The Committee met seven times during 2008. At the date of this Proxy Statement, Mr. Perenchio was Chair of the Compensation and Management Development Committee and the committee was comprised of Messrs. Perenchio and Gibbons and Ms. Conners. The Committee consists entirely of directors who have never served as officers or employees of the Company or any of its subsidiaries and who meet the independence requirements under all applicable Nasdaq and SEC rules and regulations.

        Throughout this Proxy Statement, the individuals who served during fiscal 2008 as the Company's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), and the other three most highly compensated executive officers of the Company who were executive officers of the Company as of December 31, 2008 and received compensation in excess of $100,000 in such year are referred to as the "Named Executive Officers." Mr. Thomas Hillebrandt served as the Company's CFO from April 2008 and information is provided as to all of his compensation for the full fiscal year. Mr. Hillebrandt resigned from the Company effective March 20, 2009, and the Company's current executive officers are listed under the heading "Executive Officers" above. Mr. Ziv served as the Company's interim CFO from December 2007 to April 2008 and he was also one of the three most highly compensated executive officers as of December 31, 2008 and information is provided as to all of his compensation for the full fiscal year.

Compensation Philosophy and Objectives

        At the direction of the Board, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are competitive and consistent with market conditions in order to attract and retain key executives critical to the Company's long-term success. The Committee also must ensure that the compensation is attractive to key executives with the proper background and experience required for the future growth of the Company. The Committee believes that the Company's overall financial performance and long-term stockholder value should be the most important factors in determining the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as share-based awards and annual incentive plan compensation, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reward performance that enhances profitability and long-term stockholder value.

        The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and structure of compensation for the Named Executive Officers, as well as other executive officers. The Committee considers such corporate performance measures as net sales, gross margins, operating expenses, diluted earnings per share and other similar quantitative measures. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 2008, the most important qualitative factors in determining incentive compensation awards to the Named Executive Officers were the Committee's assessments of their contributions to the Company's and stockholders' value by establishing and implementing a strategy for long-term success.

        The Committee also evaluates the total compensation of the Named Executive Officers and other executives in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company's industry. The Committee targets a specific percentile range of the peer company data in determining compensation for executive officers as discussed in more detail below.

        The Committee believes that although the majority of compensation provided to our executive officers is performance-based, our executive compensation programs do not encourage excessive and unnecessary risk taking. The design of these compensation programs encourages our executive officers to remain focused on both the short- and long-term operational and financial goals of the Company. For example, the long-term incentive award agreements under the 2006 Plan provide for two levels of awards, Level 1 awards will not begin to vest until December 31, 2010 and Level 2 awards will not begin to vest until December 31, 2015, which encourages officers to satisfy long-term performance objectives. Additionally, although the NSU grants, as defined below in the discussion of our "Performance-based Short-Term and Long-Term Equity Incentive Compensation," are based upon a one-year performance cycle, the units do not begin to vest until approximately the third anniversary of the date of grant at which time the units vest in quarterly installments over a one-year period, which encourages officers to satisfy short-term financial goals and long-term shareholder value, while also encouraging executive retention.

Compensation Consultant

        The Committee also receives assessments and advice regarding the Company's compensation practices from its independent compensation consultant, Frederic W. Cook & Co., Inc. ("FWC"). The use of an independent consultant provides additional assurance that our executive compensation programs are reasonable and consistent with our objectives. The consultant reports directly to the Committee, and provides information on competitive practices and trends in our industry and makes recommendations regarding the design of our compensation program. Our management did not engage FWC in any other capacity for 2008 and does not direct or oversee the retention or activities of FWC with respect to our executive compensation program.

Role of Executive Officers in Compensation Decisions

        The CEO and CFO provide compensation and related data to the Committee to facilitate its decisions and the Committee considers the CEO's recommendations when making its determinations. The CEO does not make any recommendations on his own compensation. The Committee uses the information provided by the CEO, CFO, and FWC to make compensation decisions for the Named Executive Officers as well as other executive officers. The Committee, which includes only independent members of the Board, approves all elements of compensation for the Named Executive Officers. The Committee also reviews and approves aggregate equity awards to all employees of the Company based on the recommendations of executive management. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

        In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded footwear and apparel companies (collectively, the "Peer Group"). The Peer Group, which is reviewed and updated at least annually by the Committee, consists of companies against which the Committee believes the Company competes for talent and for stockholder investment. The Peer Group is composed of companies in related businesses of similar size and market value and consisted of the following eleven companies:

• Quiksilver, Inc.	• Crocs, Inc.	• Skechers U.S.A., Inc.
• The Timberland Company	• Kenneth Cole Productions, Inc.	• Phoenix Footwear Group, Inc.
• Coach, Inc.	• Steven Madden, Ltd.	• Wolverine World Wide, Inc.
• Columbia Sportswear Company	• K•Swiss Inc.

        For comparison purposes, Deckers' annual revenues are at the low end of the Peer Group. Because of the large variance in size among the companies comprising the Peer Group, regression analysis is used to adjust the compensation data for differences in company revenues. The adjusted value is used as the basis of comparison of compensation between Deckers and the companies in the Peer Group. The Committee generally sets total direct compensation (base salary plus annual incentive plan, plus long-term incentives, as described below) for the Named Executive Officers at or above the 75th percentile of compensation paid to similarly situated executives of the Peer Group. We believe this is necessary for the Company to attract the appropriate executive personnel for future growth and that our performance goals are set at a level that represents commensurate company financial performance.

        The Committee also looks at proprietary survey information from FWC, which include non-industry specific data on pay levels and design practices for similarly-sized companies. The data covers more than 300 companies across industries other than financial services, and are sized-adjusted based on the Company's revenues. The Committee reviews this data and the Proxy data as a guideline to determine the appropriate level and mix of compensation. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

2008 Executive Compensation Elements

        For the fiscal year ended December 31, 2008, the principal components of compensation for the Named Executive Officers were:

  •
  base salary,

  •
  bonus and annual non-equity incentive plan compensation,

  •
  performance-based short-term and long-term equity incentive compensation, and

  •
  perquisites and other personal benefits.

        Base Salary.    Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance and comparable market salaries. The Committee focuses primarily on total annual compensation, including incentive awards and cash bonuses, rather than base salary alone, as the appropriate measure of executive officer performance and contribution. For this reason, the Committee generally sets base salary at or below the 50th percentile of compensation paid to similarly situated executives of the companies in the Peer Group. The following table summarizes adjustments made, if any, to base salaries for the Named Executive Officers during 2008 compared to 2007:

Named Executive Officer	Base Salary
Angel R. Martinez	Increased by 50%, effective January 1, 2008
Thomas R. Hillebrandt	Salary effective April 28, 2008
Zohar Ziv	Increased by 25%, effective January 1, 2008
Constance X. Rishwain	Increased by 20%, effective January 1, 2008
Colin G. Clark	Increased by approximately 11%, effective January 1, 2008

        Mr. Martinez's salary was $500,000 at the end of 2007, and was subsequently adjusted to $750,000 effective January 1, 2008. The Committee determined to increase his salary over 2007 because of the Company's performance and growth and increased stockholder value under his leadership. Mr. Martinez led the Company to outperform our peers and sustain the Company's growth in a declining economy. This increase placed Mr. Martinez's base salary plus annual non-equity incentive plan compensation at a level that was more consistent with the 75th percentile of the Peer Group.

        Mr. Hillebrandt's salary was provided in his employment contract at $250,000 effective upon his hire date of April 28, 2008. Mr. Hillebrandt's salary was not changed during 2008.

        Mr. Ziv's salary was provided in his employment contract at $300,000, effective March 6, 2006, and was subsequently adjusted to $375,000, effective January 1, 2008. The Committee determined to increase his salary over 2007 in connection with and as a condition to the Company's promotion of Mr. Ziv to the position of Chief Operating Officer. In addition, Mr. Ziv was tasked to lead the Company's new initiatives including the acquisition of TSUBO, LLC, the formation of our joint venture in China, and the expansion of the retail business both domestically and internationally.

        Ms. Rishwain's salary was $250,000 at the end of 2007 and was subsequently adjusted to $300,000, effective January 1, 2008. The Committee determined to increase her salary over 2007 based on the UGG and Simple brands' performance and growth under her leadership. The UGG brand's performance consistently exceeded expectations throughout 2008. Ms. Rishwain successfully expanded and diversified the UGG and Simple brands.

        Mr. Clark's salary was provided in his employment contract at $225,000, effective January 1, 2006, and was subsequently adjusted to $250,000, effective January 1, 2008. The Committee determined to increase his salary over 2006 based on the international division's performance and growth under his leadership. Mr. Clark successfully increased the international percentage of our total sales, as well as expanding the international business into new markets.

        Bonus and Annual Non-Equity Incentive Plan Compensation.    Each of the Named Executive Officers may receive cash incentive plan compensation comprised of two components: one based on the overall financial performance of the Company (the company profit portion) and the second based upon the achievement of individualized goals that are established for each executive, which we refer to as Management by Objectives, or "MBO." The Committee believes in tying our executives' total incentive compensation with the short and long-term strategic objectives of the Company to align our executives' interests with those of our stockholders. For 2008, the company profit portion of each Named Executive Officer's incentive compensation was based entirely on the Company's diluted earnings per share ("EPS"). The Committee determined that the 2008 diluted EPS should be calculated without taking into account the impairment related to the Teva and TSUBO brands, because the Committee believes that these expenses are outside of the Company's normal business operations and therefore not reflective of underlying trends in the Company's ongoing operations. The Compensation and

Management Development Committee establishes individual MBO goals for each officer at the beginning of each year and such officers receive compensation for the subsequent attainment of these goals in addition to the Company's achievement of financial performance goals. Mr. Hillebrandt's MBO goals were established at the time of hiring and additional performance expectations were included periodically during the year. The annual non-equity incentive plan target is expressed as a percentage of each of the executive's annual salary, and is determined so that the total annual cash compensation opportunity, at target, (base plus annual non-equity incentive plan compensation) approximates the 75th percentile of the Peer Group. One of the goals of the Company's compensation structure is to foster a team approach, and as a result, each Named Executive Officer has the same target percentage opportunity. The target amount for 2008 for each executive was 100% of base salary, with the potential to exceed the target and earn up to 200% for the company profit portion and up to 200% for the MBO portion. The Committee may exercise discretion and award amounts over the maximum annual non-equity incentive plan compensation, which are included in the Summary Compensation Table in the Bonus column. The Chief Financial Officer was hired mid-year, thus the Committee determined to use a 50% target percentage opportunity. However, the Committee can use its discretion in awarding amounts in excess of the maximums if it chooses to do so, which it did for the MBO portion for certain named executive officers in 2008. More detail on the Committee's decision to pay above the maximum for the MBO portion is provided below. Individuals can also earn a percentage less than 100%. The allocation of the 2008 annual non-equity incentive plan and respective percentages and amounts earned are as follows:

				Earned (%)		Earned ($)
	Target Percentage of Salary	Company Profit Portion	MBO Portion
Name				Company	MBO	Company	MBO
Angel R. Martinez	100%	60%	40%	200%	300%	$900,000	$900,000
Thomas R. Hillebrandt	50%	60%	40%	200%	50%	100,000	16,667
Zohar Ziv	100%	60%	40%	200%	250%	450,000	375,000
Constance X. Rishwain	100%	25%	75%	200%	300%	150,000	675,000
Colin G. Clark	100%	25%	75%	200%	250%	125,000	468,750

        The Committee set the 2008 targets at a high growth rate over the prior year for the company profit portion and for the MBO portion for the Named Executive Officers. The high growth rates were necessary to achieve a moderate diluted EPS growth, as we anticipated that our gross margins would decrease in 2008 compared to 2007. In 2007 and 2006, our gross margins were approximately 46% of sales, compared to approximately 42% in 2005, and we expected our gross margins to return to a lower level in 2008. The Committee determined that the anticipated decrease in gross margins would make the diluted EPS target more difficult to obtain. The target amounts and relative weight of the company profit portion and MBO portion of executive annual non-equity incentive plan compensation may be varied by the Committee from year to year.

        Company profit portion.    Those executives that are responsible for brands and have influence over brand decisions are less heavily weighted on the company profit portion, as opposed to those executives that cannot be directly attributed to specific brands. In 2008, demand for our products increased substantially more than anticipated, and as a result, the Company, without taking into account the impairment related to the Teva and TSUBO brands, substantially exceeded the diluted EPS target, thus earning the maximum of the company profit portion at the discretion and approval of the Committee. The 2008 diluted EPS goal was set at the time the non-equity incentive plan goals were established at a threshold of $5.31, a target of $5.82, and the maximum performance amount was set at $6.32.

        MBO portion.    For 2008, MBOs were established at the beginning of the year as follows for each Named Executive Officer. Generally, there is no specific weight assigned to each MBO element, and the Committee uses its discretion when evaluating the MBO portion earned for each of the Named Executive Officers.

        Mr. Martinez's MBOs were based on achieving sales of $543 million, managing quarterly levels of domestic gross wholesale inventory to achieve the sales goals, and a backlog increase of 15% over prior year. He substantially exceeded all targets. The Committee determined to award Mr. Martinez compensation in excess of his target, because he successfully led the Company through the economic downturn during 2008, while still exceeding all of his goals. He also continued to position the Company to achieve our long-term growth and strategic objectives.

        Mr. Hillebrandt's MBOs were based on quantitative measures of managing quarterly levels of domestic gross wholesale inventory to achieve sales goals, managing operating expenses to not exceed $130 million, and achieve a return on capital of 24% and on qualitative measures of timely SEC filings and maintain adequate internal control systems. In addition to these measures, periodically during the year, additional performance expectations were included as part of Mr. Hillebrandt's MBOs, including realigning the finance department to meet the demands of our long-term strategic objectives. Based on the needs of our finance department and the importance of these performance expectations to the Company, the completion of these additional performance expectations were given more weight in the assessment of Mr. Hillebrandt's attainment of his MBOs and therefore Mr. Hillebrandt earned less than the threshold.

        Mr. Ziv's MBOs were based on achieving sales of $543 million, managing quarterly levels of domestic gross wholesale inventory to achieve the sales goals, and managing operating expenses to not exceed $130 million. He substantially exceeded the sales and inventory targets. While operating expenses did not meet his base level target, the target was substantially exceeded when adjusted for the higher sales levels. Mr. Ziv earned over the maximum because he substantially exceeded the sales and inventory targets and the adjusted operating expense target.

        Ms. Rishwain's MBOs were based on achieving UGG and Simple brand sales of $440 million, managing quarterly levels of domestic gross wholesale inventory to achieve the sales goals, contribution income growth of approximately 15%, and a backlog increase of 15% over prior year. She substantially exceeded all targets. Ms. Rishwain earned over the maximum because she substantially exceeded all of her goals.

        Mr. Clark's MBOs were based on achieving international sales of $81 million, contribution income growth of approximately 30%, and a backlog increase of 15% over prior year. He exceeded or substantially exceeded each MBO, thus earning over the maximum.

        The Committee assesses the attainment of the MBOs based on business or other factors that may have affected the attainment of those objectives, thus awarding this portion of incentive compensation on measurable and also on a discretionary basis. In order to retain key executives and incentivize them to reach our growth goals, which we believe to be at the high end of our peers, the Committee generally sets the annual incentive plan compensation targets at the high end of target bonus opportunities paid to similarly situated executives of the companies in the Peer Group.

        Performance-based Short-Term and Long-Term Equity Incentive Compensation.    The 1993 Plan was terminated for new grants effective in May 2006, when the 2006 Plan was adopted by the stockholders. These plans authorize the Committee to make grants and awards such as stock options, stock appreciation rights ("SARs"), nonvested stock units ("NSUs") and restricted stock units ("RSUs").

        Beginning in December 2004, the Board and the Committee determined to cease issuing stock options to directors, officers and employees of the Company. Officers and employees are now issued NSUs, which are stock units payable in shares upon satisfying specific performance and service-related vesting conditions, to continue to align the interests of the directors, officers and employees with those of the stockholders at a lower cost than the previous stock option grants. This policy is reviewed by the Board and the Committee periodically and may be changed in the future.

        Officers and key employees are eligible to receive NSUs annually, or as circumstances warrant, in an amount to be determined by the Board or the Committee. The amount of NSUs granted is primarily determined by the executive's level within the organization and the level of criticality of their positions to the organization. NSUs granted for fiscal 2007 performance were granted in December 2006. In February 2008, NSUs were granted with respect to fiscal 2008 performance. NSUs were also granted to the Chief Financial Officer upon his hiring in April 2008 for fiscal 2008 performance. Additionally, in March 2009, NSUs were granted for fiscal 2009 performance. The Committee sets these annual equity grants at approximately the 75th percentile of the Peer Group.

        Specifically, the NSUs granted in 2008 were earned based on the achievement of the 2008 EPS goal and the 2009 NSUs will be earned if the 2009 EPS goal is met. The 2008 diluted EPS goal for NSUs was set at the time of the grant at a threshold of $5.57 and a target of $6.07. Once earned, the NSUs vest based on continued employment over approximately four years according to the following schedule: 25% on March 31, June 30, September 30, and December 31 of the fourth year from the grant year. This vesting schedule was determined to encourage officers and key employees to remain with the Company for the long-term. As discussed further under "Potential Payments Upon Termination or Change of Control" below, this vesting schedule may be accelerated if the executive's employment is terminated for various reasons or upon a change in control followed by a termination.

        In May 2007, the Company's Board of Directors, upon recommendation of the Committee, adopted four new types of long-term incentive award agreements under the 2006 Plan for issuance to the Company's current and future senior executive officers. The new award types consist of SAR awards and RSU awards. These awards vest subject to the achievement of revenue and earnings goals, which assumes a high rate of growth for sales and gross profit, and long-term service conditions over a five-year period (Level 1 grants) and a ten-year period (Level 2 grants). Provided that these conditions are met, the Level 1 SAR and RSU awards vest 80% on December 31, 2010 and 20% on December 31, 2011, and the Level 2 SAR and RSU awards vest 80% on December 31, 2015 and 20% on December 31, 2016. These awards were designed to motivate the executive team to outperform the Company's peer group (otherwise the awards would not vest) as well as for retention purposes. In May 2007, the Committee granted SARs and RSUs to the Named Executive Officers. In approving 2007 grants, the Committee considered industry comparisons and competitive data as well as the responsibility levels of the executives relative to one another. No grants of these types of awards were made in 2008.

        In addition, the Committee evaluates aggregate equity awards based on a Shareholder Value Transfer ("SVT") rate. SVT is the fair value of all equity awards granted during the year as a percentage of company market capitalization value. The Committee believes this measure is valuable because it allows the Company to compare the annual cost of its equity program versus peer companies. The Committee set the SVT rate in 2008 so that it would be approximately 1%, which is in line with the Peer Group median. Other factors considered in share-based award grants were total carried-interest for each executive, total potential dilution under all employee stock plans, annual share usage, executive allocation of annual equity pool, and the fair value of awards granted to each individual. The Committee assessed where the Company's Named Executive Officers ranked in all these areas among the Peer Group.

        Perquisites and Other Personal Benefits.    There is no specific policy on perquisites and other personal benefits awarded to the Named Executive Officers. The Company administers a 401(k) defined contribution plan that substantially all employees are eligible to participate in through tax-deferred contributions. The Company matches 50% of an employee's contribution up to the greater of $2,400 or 6% of their eligible compensation per year. In order to attract the appropriate candidates, the Committee may approve relocation benefits, as deemed appropriate. In 2008, the only perquisites and other personal benefits approved by the Committee for the Named Executive Officers was (1) relocation assistance, which was awarded to Mr. Hillebrandt, in connection with his hiring in 2008, and (2) the continuation of a housing differential to Mr. Clark, which was agreed to at the time of his hiring in 2005.

        Employment Contracts and Severance Arrangements.    During 2008, each of the Named Executive Officers was party to employment agreements with the Company. Those agreements establish the terms and conditions for the employment relationship each executive has with the Company and specifies compensation, executive benefits, severance provisions, change in control provisions, and other conditions. The Committee periodically reviews the competitiveness of its severance and change in control arrangements when the employment agreements with the Named Executive Officers near the end of their stated terms.

        Separation benefits described below provide benefits to ease a Named Executive Officer's transition due to an unexpected employment termination by the Company due to on-going changes in the Company's employment needs. The Named Executive Officers are eligible for the benefits and payments if their employment terminates for various reasons or as a result of a change in control of the Company. Separation benefits include cash payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated executive to find another job. The Company benefits by requiring a general release, and non-solicitation provisions in connection with the individual separation agreements.

        The Company considers it likely that it will take more time for higher-level employees to find new employment commensurate with their prior experience, and therefore senior management generally are paid severance for a longer period. Additional payments may be approved by the Committee in some circumstances as a result of negotiation with executives, especially where the Company desires particular non-disparagement, cooperation with litigation, non-competition and non-solicitation terms.

        The employment agreement for each executive specifically details various provisions for benefits and cash payments in the event of a separation during the normal course of business and in the event of a change in control. Generally, these agreements specify conditions and benefits within the following categories: death, disability, termination by the Company for cause; termination by executive without good reason; termination by the executive with good reason and termination by the Company without cause.

        The Company's change in control provisions for the Named Executive Officers provide for severance benefits and the accelerated vesting of certain equity awards upon a termination of the executive's employment in connection with a change in control. There are no benefits triggered solely based on the occurrence of a change in control. However, upon a change in control, the performance conditions of the SARs and RSUs are deemed satisfied, but the awards remain subject to the service-based vesting conditions. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of a change in control of the Company. In addition, change in control benefits encourage the Named Executive Officers to remain focused on the business and interest of our stockholders when considering strategic alternatives. Based on a competitive analysis of the change in control arrangements maintained by the corporations in the Company's Peer Group, the Committee believes that these benefits are customary among the Company's Peer Group for executives in similar positions as the Named Executive Officers.

        Please refer to the discussion on under "Potential Payments upon Termination or Change of Control" for a more detailed discussion of the severance and change in control arrangements.

Tax and Accounting Implications

  Taxation and Deductibility of Executive Compensation

        To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting of previously granted awards.

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for performance-based compensation, including the approval of the performance goals by the stockholders of the Company. The Company has not adopted any formal policy with respect to Section 162(m) of the Code. However, the Committee generally structures compensation to be deductible and considers cost and value to the Company in making compensation decisions, which would result in non-deductibility. The Board has on occasion made decisions resulting in non-deductible compensation. The Committee and the Board believe that these payments were appropriate and in the best interests of the Company.

        The Company believes that its non-equity incentive plan and its grants of NSUs, RSUs and SARs meet the exception for performance based compensation described in the previous paragraph.

  Accounting for Stock-Based Compensation

        Beginning on January 1, 2006, the Company began accounting for share-based awards in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("SFAS 123R").

COMPENSATION COMMITTEE REPORT

        The Compensation and Management Development Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
John G. Perenchio, Chair John M. Gibbons Maureen Conners

        The Report of the Compensation and Management Development Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 SUMMARY COMPENSATION TABLE

        The following table sets forth, for the years ended December 31, 2008, 2007, and 2006 all compensation paid or awarded to the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Stock Appreciation Rights Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Angel R. Martinez	2008	$750,000	$300,000	$1,473,819	$—	$1,927,963	$1,500,000	$—		$5,951,782
Chief Executive Officer and	2007	500,000	—	809,971	—	687,609	1,400,000	—		3,397,580
President	2006	500,000	—	477,109	—	—	850,000	—		1,827,109
Thomas R. Hillebrandt(4)	2008	166,667	—	87,415	—	—	116,667	38,665	(5)	409,413
Former Chief Financial Officer
Zohar Ziv	2008	375,000	75,000	648,564	—	481,991	750,000	—		2,330,555
Chief Operating Officer	2007	300,000	—	311,261	—	171,902	840,000	20,338	(6)	1,643,501
	2006	248,110	—	138,014	—	—	251,250	15,856	(6)	653,230
Constance X. Rishwain	2008	300,000	225,000	498,670	—	481,991	600,000	—		2,105,661
President of the UGG and	2007	250,000	—	188,368	42,200	171,902	656,250	—		1,308,720
Simple Divisions	2006	225,000	—	70,250	66,520	—	421,875	—		783,645
Colin G. Clark	2008	250,000	93,750	433,970	—	481,991	500,000	24,000	(7)	1,783,711
Senior Vice President of	2007	225,000	—	176,146	—	171,902	464,063	24,000	(7)	1,061,111
International	2006	225,000	—	61,232	—	—	253,125	24,000	(7)	563,357

(1)
The amounts in these columns are calculated based on provisions of SFAS 123R. See note 7 of the consolidated financial statements of the Company's Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards recognized during 2008.

(2)
The amounts in this column reflect the cash awards to the named individuals under the Annual Incentive Plan, which is discussed in further detail under the heading "Annual Non-Equity Incentive Plan Compensation."

(3)
The amounts in this column reflect, for each respective executive, a housing allowance for relocation paid by the Company to, or on behalf of, the executives, except as noted in footnotes (5) through (7) below.

(4)
Mr. Hillebrandt resigned from the Company effective March 20, 2009.

(5)
In addition to the item noted in footnote (3) above, the amount shown in the table above as "All Other Compensation" for Mr. Hillebrandt includes $25,000 for a sign-on bonus and $3,184 received as matching contributions paid by the Company pursuant to the 401(k) defined contribution plan, which is more fully described under the heading "Perquisites and Other Personal Benefits."

(6)
In addition to the item noted in footnote (3) above, the amount shown in the table above as "All Other Compensation" for Mr. Ziv includes $6,750 and $1,200 for the years ended December 31, 2007 and 2006, respectively, received as matching contributions paid by the Company pursuant to the 401(k) defined contribution plan, which is more fully described under the heading "Perquisites and Other Personal Benefits."

(7)
The amounts in this column reflect a housing differential paid by the Company to Mr. Clark.

 GRANTS OF PLAN BASED AWARDS IN 2008

        The following table sets forth all grants of plan-based awards made to the Named Executive Officers during the fiscal year ended December 31, 2008. For further discussion regarding the grants, see above under "Compensation Discussion and Analysis."

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
									Grant Date Fair Value of Stock Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum(1) ($)	Threshold (#)	Target (#)	Maximum (#)
Angel R. Martinez	2/27/2008	(3)	$337,500	$750,000	$1,500,000	6,000	12,000	12,000	1,526,400
Thomas R. Hillebrandt(4)	4/28/2008	(3)	37,500	83,334	166,667	1,675	3,350	3,350	470,340
Zohar Ziv	2/27/2008	(3)	168,750	375,000	750,000	4,000	8,000	8,000	1,017,600
Constance X. Rishwain	2/27/2008	(3)	187,500	300,000	600,000	3,750	7,500	7,500	954,000
Colin G. Clark	2/27/2008	(3)	156,250	250,000	500,000	3,000	6,000	6,000	763,200

(1)
The amounts shown here are the designated maximum plan awards; however, in some cases, the actual amounts paid exceeded the maximum amounts designated. Refer to "Annual Non-Equity Incentive Plan Compensation" above for further discussion on actual amounts paid to Named Executive Officers.

(2)
All grants are under the 2006 Plan.

(3)
The number of NSUs awarded in the 2008 annual grant was primarily based on the executive's respective level within the Company and the level of criticality of his or her position. Mr. Hillebrandt's award was pro-rated based on his hire date. The amount of NSUs paid is based on achievement of Company performance objectives for fiscal 2008 and long-term service conditions.

(4)
Mr. Hillebrandt resigned from the Company effective March 20, 2009, and consequently, a pro-rata portion of 698 NSUs vested and the remaining were forfeited after his resignation.

 OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

        The following table sets forth equity awards of the Named Executive Officers outstanding as of December 31, 2008.

	Stock Appreciation Rights (SAR) Awards				Stock Awards
Name	Number of Securities Underlying Unexercised SARs (#) Exercisable	Number of Securities Underlying Unexercised SARs (#) Unexercisable	Stock Price at Date of Grant ($)	SAR Expiration Date(1)	Number of Stock Awards That Have Not Vested(2) (#)		Market Value of Units of Stock that Have Not Vested(3) ($)
Angel R. Martinez	—	100,000	$80.20	5/9/2017	73,500	(4)	$5,870,445
	—	100,000	80.20	5/9/2022
Thomas R. Hillebrandt	—	—	—	—	3,350	(5)	267,565
Zohar Ziv	—	25,000	80.20	5/9/2017	41,500	(6)	3,314,605
	—	25,000	80.20	5/9/2022
Constance X. Rishwain	—	25,000	80.20	5/9/2017	26,500	(7)	2,116,555
	—	25,000	80.20	5/9/2022
Colin G. Clark	—	25,000	80.20	5/9/2017	30,000	(8)	2,396,100
	—	25,000	80.20	5/9/2022

(1)
All SARs were granted on May 9, 2007. SARs vest subject to long-term performance objectives and long-term service conditions. Provided that these conditions are met, Level 1 SAR awards vest 80% on December 31, 2010 and 20% on December 31, 2011. Level 2 SAR awards vest 80% on December 31, 2015 and 20% on December 31, 2016.

(2)
All RSUs were granted on May 9, 2007. RSUs vest subject to long-term performance objectives and long-term service conditions. Provided that these conditions are met, Level 1 RSU awards vest 80% on December 31, 2010 and 20% on December 31, 2011. Level 2 RSU awards vest 80% on December 31, 2015 and 20% on December 31, 2016.

(3)
The market value was based on the closing price of the Company's Common Stock on December 31, 2008 of $79.87.

(4)
Consists of (i) 12,500 NSUs remaining of 50,000 NSUs granted on April 11, 2005, which shares vest in equal quarterly installments originally starting on June 30, 2008, (ii) 12,000 NSUs granted on December 2, 2005, which shares vest in equal quarterly installments starting March 31, 2009, (iii) 12,000 NSUs granted on December 21, 2006, which shares vest in equal quarterly installments starting March 31, 2010, (iv) 12,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2010 and 20% on December 31, 2011, (v) 12,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2015 and 20% on December 31, 2016, and (vi) 12,000 NSUs granted February 27, 2008 which shares vest in equal quarterly installments starting March 31, 2011.

(5)
Consists of 3,350 NSUs granted on April 28, 2008, which shares vest in equal quarterly installments starting March 31, 2012. However, Mr. Hillebrandt resigned from the Company effective March 20, 2009, and consequently, a pro-rata portion of 698 NSUs vested and the remaining were forfeited after his resignation.

(6)
Consists of (i) 14,500 NSUs granted on March 10, 2006, which shares vest in equal quarterly installments starting on March 31, 2009, (ii) 6,000 NSUs granted on June 23, 2006, which shares vest in equal quarterly installments starting on March 31, 2009, (iii) 6,000 NSUs granted on December 21, 2006, which shares vest in equal quarterly installments starting on March 31, 2010, (iv) 3,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2010 and 20%

  on December 31, 2011, (v) 3,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2015 and 20% on December 31, 2016, and (vi) 8,000 NSUs granted on February 27, 2008, which shares vest in equal quarterly installments starting March 31, 2011.

(7)
Consists of (i) 6,000 NSUs granted on December 2, 2005, which shares vest in equal quarterly installments starting on March 31, 2009, (ii) 6,000 NSUs granted on December 21, 2006, which shares vest in equal quarterly installments starting on March 31, 2010, (iii) 3,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2010 and 20% on December 31, 2011, (iv) 3,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2015 and 20% on December 31, 2016, and (v) 7,500 NSUs granted February 27, 2008, which shares vest in equal quarterly installments starting March 31, 2011.

(8)
Consists of (i) 5,000 NSUs granted on September 16, 2005, which shares vest in equal quarterly installments starting on March 31, 2009, (ii) 6,000 NSUs granted on December 2, 2005, which shares vest in equal quarterly installments starting on March 31, 2009, (iii) 6,000 NSUs granted on December 21, 2006, which shares vest in equal quarterly installments starting on March 31, 2010, (iv) 3,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2010 and 20% on December 31, 2011, (v) 3,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2015 and 20% on December 31, 2016, and (vi) 6,000 NSUs granted February 27, 2008 which shares vest in equal quarterly installments starting March 31, 2011.

2008 OPTION EXERCISES AND STOCK VESTED

        The following table provides information, for the Named Executive Officers, regarding stock option exercises and stock award vesting during 2008, including the number of shares acquired upon exercise or vesting and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Angel R. Martinez	—	$—	37,500	$4,039,375
Thomas R. Hillebrandt	—	—	—	—
Zohar Ziv	—	—	—	—
Constance X. Rishwain	—	—	3,180	342,605
Colin G. Clark	—	—	—	—

NONQUALIFIED DEFERRED COMPENSATION

        In 2008, the Board adopted a Deferred Stock Unit Compensation Plan, a Sub Plan under the Deckers Outdoor Corporation 2006 Equity Incentive Plan. A director or employee of the Company who holds an unvested Restricted Stock Award may elect to defer vesting of up to 100% of his or her unvested Restricted Stock Awards made in any calendar year. For each share of Common Stock held pursuant to a Restricted Stock Award that is deferred, the participant will receive one Deferred Stock Unit. Amounts deferred will be distributed, as more specifically described in the plan, at the time elected by the participant. A participant's Deferred Stock Units will be settled in shares of Common Stock, as more specifically described in the plan. In 2008, none of the Company's executive officers elected to participate in the Company's Deferred Stock Unit Compensation Plan.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The Company has entered into employment agreements with each of the Named Executive Officers. The information below describes compensation and benefits that are payable or earned under these existing contractual arrangements and reflects all amendments to the employment agreements to date with the Named Executive Officers as of and through January 1, 2009.

        As used in the following paragraphs, (1) Cause means (i) any willful breach of duty by the executive in the course of their employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company's insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, engaging in conduct which is material injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) the executive's gross negligence or incapacity to perform duties, excluding total disability, (2) Good Reason means the occurrence of a material breach of the employment agreement by the Company, which breach is not cured within 15 calendar days after written notice thereof is received by the Company, or in the event of a Change of Control, a reduction of total compensation, benefits, and perquisites, relocation greater than 50 miles, or a material change in position or duties, and (3) Change of Control means if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).

Angel R. Martinez, Chair of the Board, President and Chief Executive Officer

        Effective April 11, 2005, the Company entered into an employment agreement with Angel R. Martinez which was amended on February 28, 2008 and August 6, 2008 and both amendments were effective as of January 1, 2008. The 2008 amendments to this agreement, among other items, extended the term, changed the base salary and severance payments, revised the form of release, and addressed Section 409A of the Internal Revenue Code (the "IRC"). Mr. Martinez's employment with the Company is "at will," but the term of his employment agreement, as amended, ends December 31, 2009.

        If Mr. Martinez is terminated by the Company for Cause, or he terminates his own employment, other than for Good Reason, then Mr. Martinez will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year (excluding any incentive bonus for the year of termination) and the right to exercise all vested unexercised stock options and NSUs outstanding as of the termination date. If Mr. Martinez is terminated due to his death or total disability, then in addition to those rights described in the first sentence of this paragraph, Mr. Martinez will be entitled to full acceleration of 12,500 remaining NSUs from his initial grant of 50,000 NSUs, as 37,500 NSUs have previously vested, plus payment of a pro-rated portion of his incentive bonus for the current fiscal year based on actual length of service during the year of termination. If Mr. Martinez is terminated by the Company without Cause or Mr. Martinez terminates his own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph, Mr. Martinez will be entitled to payment of his then effective base salary for one year following his termination, subject to Mr. Martinez signing a release, and receipt of health benefits for a period of one year following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. In addition, if Mr. Martinez is terminated by the Company without cause or pursuant to a constructive termination, if the threshold performance criteria of the NSUs awarded to Mr. Martinez under the 2006 Equity Incentive Plan have been satisfied,

Mr. Martinez will be entitled to accelerated vesting for a pro rata portion of the NSU award based on his length of service after the NSU grant, which will be settled in shares of the Company's common stock. If Mr. Martinez is terminated without Cause or if he terminates his own employment for Good Reason, in either case within two years of a Change of Control of the Company, then in addition to those rights described in the first two sentences of this paragraph and subject to his signing a release, Mr. Martinez will be entitled to payment of two times his then effective annual base salary plus the greater of (i) two times the targeted incentive bonus immediately prior to the termination or (ii) two times the average actual incentive bonus for the previous three years, receipt of health benefits for a period of two years following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier, and full acceleration of the remaining 12,500 NSUs mentioned above. In addition, if Mr. Martinez is terminated within twelve months of a Change of Control, he will be entitled to full acceleration of any unvested NSUs, SARs and RSUs awarded under the 2006 Equity Incentive Plan. All payments made to Mr. Martinez as a result of termination following a Change of Control will be grossed up for the Internal Revenue Code section 280G excise tax penalty on "excess golden parachute payments."

Thomas R. Hillebrandt, Chief Financial Officer

        Effective April 24, 2008, the Company entered into an employment agreement with Thomas R. Hillebrandt, which was amended on August 6, 2008. The amendment to this agreement, among other items, addressed Section 409A of the IRC and revised the form of release. Mr. Hillebrandt resigned from the Company effective as of March 20, 2009. Pursuant to this resignation, we agreed to treat Mr. Hillebrandt's resignation as a termination by Mr. Hillebrandt for Good Reason under his employment agreement. Upon Mr. Hillebrandt's departure from the Company and pursuant to his employment agreement, he received his accrued base salary, vacation payments and reimbursable expenses. In addition, pursuant to his employment agreement, Mr. Hillebrandt will receive $250,000, payable in equal amounts during the 12-month period following his resignation, a pro-rated portion of his 2009 incentive bonus based on actual length of service during 2009, health insurance benefits under our group health plans for 12 months following his resignation, and he may exercise his vested stock options and warrants pursuant to the terms and conditions of his employment agreement. In accordance with his Stock Unit Award Agreement, and because the Company attained the threshold performance criteria in 2008, a pro-rata portion of Mr. Hillebrandt's NSUs awarded under the 2006 Equity Incentive Plan vested effective upon his resignation, thus, based on his length of service after the NSU grant, he received 698 shares of Common Stock and the remainder of his NSUs were forfeited after his resignation. Mr. Hillebrandt provided a general release of claims against the Company, agreed to certain confidentiality obligations, and agreed to certain non-solicitation obligations. The Board believes that the separation amount was appropriate and in the best interests of the Company in exchange for certain covenants and the release provided by Mr. Hillebrandt.

Zohar Ziv, Chief Operating Officer

        Effective March 6, 2006, the Company entered into an employment agreement with Zohar Ziv which was amended effective December 19, 2007 and amended on August 6, 2008 and effective January 1, 2008. The recent amendment to this agreement, among other items, addressed Section 409A of the IRC and revised the form of release. Mr. Ziv's employment agreement was amended in connection with his promotion from Chief Financial Officer and Executive Vice President of Finance and Administration to Chief Operating Officer. Effective upon the resignation of Mr. Hillebrandt, and as of the date of this Proxy Statement, Mr. Ziv also serves as the Company's Chief Financial Officer in an interim capacity. Mr. Ziv's employment with the Company is "at will," but the term of his employment agreement, as amended, ends December 31, 2009.

        If Mr. Ziv is terminated by the Company for Cause, or if he terminates his own employment other than for Good Reason, Mr. Ziv or his beneficiaries will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year (excluding any incentive bonus for the year of termination) and the right to exercise all vested unexercised stock options outstanding as of the termination date. If Mr. Ziv is terminated due to his death or total disability, then in addition to those rights described in the first sentence of this paragraph, Mr. Ziv shall be entitled to exercise all vested unexercised stock options and RSUs outstanding as of his date of termination in accordance with the terms of the plans and agreements pursuant to which options or RSUs were issued to him plus payment of a pro-rated portion of his incentive bonus for the current fiscal year based on actual length of service during the year of termination. If Mr. Ziv is terminated by the Company without Cause or if he terminates his own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph, and subject to Mr. Ziv signing a release, Mr. Ziv will be entitled to payment of his then effective base salary for one year following his termination, receipt of health benefits for a period of one year following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier, and full acceleration of his initial grant of 14,500 NSUs. In addition, if Mr. Ziv is terminated by the Company without cause or pursuant to a constructive termination, if the threshold performance criteria of the NSUs awarded to Mr. Ziv under the 2006 Equity Incentive Plan have been satisfied, Mr. Ziv will be entitled to accelerated vesting for a pro rata portion of the NSU award based on satisfaction of the NSU performance criteria and his length of service after the NSU grant, which will be settled in shares of the Company's common stock. If Mr. Ziv is terminated by the Company without Cause or if he terminates his own employment for Good Reason, in either case within two years of a Change of Control of the Company, then in addition to those rights described in the first two sentences of this paragraph and subject to Mr. Ziv signing a release, Mr. Ziv will be entitled to payment of two times his then effective annual base salary plus the greater of (i) two times the targeted incentive bonus immediately prior to the termination or (ii) two times the average actual incentive bonus for the previous three years, receipt of health benefits for a period of one year following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. In addition, if Mr. Ziv is terminated within twelve months of a Change of Control, he will be entitled to full acceleration of any unvested NSUs, SARs and RSUs awarded under the 2006 Equity Incentive Plan. All payments made to Mr. Ziv as a result of termination following a Change of Control will be grossed up for the Internal Revenue Code section 280G excise tax penalty on "excess golden parachute payments."

Constance X. Rishwain, President of the UGG and Simple Divisions

        Effective January 1, 2006, the Company entered into an employment agreement with Constance X. Rishwain which was amended on February 28, 2008 and August 6, 2008 and both amendments were effective as of January 1, 2008. The 2008 amendments to this agreement, among other items, extended the term, changed the base salary and severance payments, revised the form of release, and addressed Section 409A of the IRC. Ms. Rishwain's employment with the Company is "at will," but the term of her employment agreement as amended ends December 31, 2009.

        If Ms. Rishwain is terminated by the Company for Cause or if she terminates her own employment, other than for Good Reason, then Ms. Rishwain will be entitled to payment of her accrued base salary, payment for her accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year (excluding any incentive bonus for the year of termination) and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date. If Ms. Rishwain is terminated by the Company due to her death or total disability, then in addition to those rights described in the first sentence of this paragraph, Ms. Rishwain shall be entitled to payment of the unpaid pro-rated portion of her incentive bonus for the current fiscal year based on actual length of service during the year of termination. If Ms. Rishwain is terminated by the Company without Cause or if she terminates her own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph, Ms. Rishwain will be entitled to payment of her base salary for twelve months following her termination, subject to Ms. Rishwain signing a release, and receipt of health benefits for a period of twelve months following her termination or her attainment of alternative employment that provides health benefits, whichever is earlier. In addition, if Ms. Rishwain is terminated by the Company without cause or pursuant to a constructive termination, if the threshold performance criteria of the NSUs awarded to Ms. Rishwain under the 2006 Equity Incentive Plan have been satisfied, Ms. Rishwain will be entitled to accelerated vesting for a pro rata portion of the NSU award based on her length of service after the NSU grant, which will be settled in shares of the Company's common stock. If Ms. Rishwain, within two years of a Change of Control of the Company is terminated without Cause or if she terminates her own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph and subject to her signing a release, Ms. Rishwain will be entitled to payment of one and one-half times her annual base salary plus the greater of (i) one and one-half times the targeted incentive bonus immediately prior to the termination or (ii) one and one-half times the average actual incentive bonus for the previous three years, receipt of health benefits for a period of eighteen months following her termination or her attainment of alternative employment that provides health benefits, whichever is earlier. In addition, if Ms. Rishwain is terminated within twelve months of a Change of Control, she will be entitled to full acceleration of any unvested NSUs, SARs and RSUs awarded under the 2006 Equity Incentive Plan. All payments made to Ms. Rishwain as a result of termination following a Change of Control will be grossed up for the Internal Revenue Code section 280G excise tax penalty on "excess golden parachute payments."

Colin G. Clark, Senior Vice President, International

        Effective January 1, 2006, the Company entered into an employment agreement with Colin G. Clark which was amended on February 28, 2008 and August 6, 2008 and both amendments were effective as of January 1, 2008. The 2008 amendments to this agreement, among other items, extended the term, changed the base salary and severance payments, revised the form of release, and addressed Section 409A of the IRC. Mr. Clark's employment with the Company is "at will," but the term of his employment agreement as amended ends December 31, 2009.

        If Mr. Clark is terminated by the Company for Cause or if he terminates his own employment, other than for Good Reasons, then Mr. Clark will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year (excluding any incentive bonus for the year of termination) and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date. If Mr. Clark is terminated by the Company due to his death or total disability, then in addition to those rights described in the first sentence of this paragraph, Mr. Clark shall be entitled to payment of the unpaid pro-rated portion of his incentive bonus for the current fiscal year based on actual length of service during the year of termination. If Mr. Clark is terminated by the Company without Cause or if he terminates his own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph, Mr. Clark will be entitled to payment of his base salary for twelve months following his termination, subject to Mr. Clark signing a release, and receipt of health benefits for a period of twelve months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. In addition, if Mr. Clark is terminated by the Company without cause or pursuant to a constructive termination, if the threshold performance criteria of the NSUs awarded to Mr. Clark under the 2006 Equity Incentive Plan have been satisfied, Mr. Clark will be entitled to accelerated vesting for a pro rata portion of the NSU award based on his length of service after the NSU grant, which will be settled in shares of the Company's common stock. If within two years of a Change of Control of the Company Mr. Clark is terminated without Cause or if he terminates his own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph, and subject to him signing a release, Mr. Clark will be entitled to payment of one and one-half times his annual base salary plus the greater of (i) one and one-half times the targeted incentive bonus immediately prior to the termination or (ii) one and one-half times the average actual incentive bonus for the previous three years, and receipt of health benefits for a period of eighteen months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. In addition, if Mr. Clark is terminated within twelve months of a Change of Control, he will be entitled to full acceleration of any unvested NSUs, SARs and RSUs awarded under the 2006 Equity Incentive Plan. All payments made to Mr. Clark as a result of termination following a Change of Control will be grossed up for the Internal Revenue Code section 280G excise tax penalty on "excess golden parachute payments."

        A summary of payments and benefits that would be provided by the Company in addition to amounts accrued for unpaid base salary, vacation pay, incentive bonus and reimbursable expenses, if the termination or change of control had occurred on December 31, 2008 (based on the closing price of the Company's Common Stock on December 31, 2008 of $79.87), given the Named Executive

Officers' compensation and service levels per their respective amended employment agreements is as follows:

		Upon Termination:
Name	Type of Compensation or Benefit	By the Company Without Cause or by Executive for Good Reason	For Death or Disability	Upon Change of Control
Angel R. Martinez	cash payments	$750,000	$—	$4,200,000
	value of health benefits	18,857	—	37,714
	value of NSUs	1,237,985	998,375	1,956,815
	value of RSUs	—	—	1,996,750
	value of SARs	—	—	2,076,620
	value of excise tax gross-up	—	—	4,013,077

		2,006,842	998,375	14,280,976

Thomas R. Hillebrandt(1)	cash payments	250,000	—	562,500
	value of health benefits	18,857	—	28,286
	value of NSUs	66,891	—	267,565
	value of excise tax gross-up	—	—	324,009

		335,748	—	1,182,360

Zohar Ziv	cash payments	375,000	—	2,027,500
	value of health benefits	13,101	—	13,101
	value of NSUs	1,317,855	1,158,115	1,797,075
	value of RSUs	—	—	559,090
	value of SARs	—	—	519,155
	value of excise tax gross-up	—	—	1,782,733

		1,705,956	1,158,115	6,698,654

Constance X. Rishwain	cash payments	300,000	—	1,401,563
	value of health benefits	18,857	—	28,286
	value of NSUs	149,756	—	599,025
	value of RSUs	—	—	559,090
	value of SARs	—	—	519,155
	value of excise tax gross-up	—	—	—

		468,613	—	3,107,119

Colin G. Clark	cash payments	250,000	—	1,030,469
	value of health benefits	13,101	—	19,652
	value of NSUs	119,805	—	479,220
	value of RSUs	—	—	559,090
	value of SARs	—	—	519,155
	value of excise tax gross-up	—	—	1,193,255

		382,906	—	3,800,841

No additional payments or benefits would be provided by the Company if the termination occurred by the Company for Cause or by the executive without Good Reason.

(1)
As discussed above, Mr. Hillebrandt resigned from the Company effective March 20, 2009.

 DIRECTOR COMPENSATION

        In 2008, directors who are not employees of the Company or its subsidiaries ("Nonemployee Directors") received an annual retainer of $20,000 in cash and 1,600 shares of Common Stock, granted at a rate of 400 shares per quarter. The Nonemployee Directors that did not serve for the full year received a pro-rated annual retainer of $10,000 in cash. Nonemployee Directors also received $1,500 for each regularly scheduled meeting of the Board and each regularly scheduled committee meeting that they attended in person plus reimbursement of any expenses they may incur with respect to such meetings. In addition, the following positions were entitled to receive an additional annual retainer fee of $15,000 for the Lead Director, $15,000 for the Audit Committee Chair, and $7,500 each for the Committee Chair for the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee. Directors who were employees of the Company or its subsidiaries served as directors without compensation.

	Year	Fees Earned ($)	Stock Awards(1) ($)		Total ($)
Gene E. Burleson(3)	2008	$22,750	$93,584	(5)	$116,334
Director
Douglas B. Otto(4)	2008	N/A	N/A		N/A
Chair of the Board
Rex A. Licklider	2008	53,000	178,944	(2)	231,944
Director
John M. Gibbons	2008	53,000	178,944	(2)	231,944
Director
John G. Perenchio	2008	38,750	178,944	(2)	217,694
Director
Maureen Conners	2008	38,000	178,944	(2)	216,944
Director
Tore Steen	2008	35,000	178,944	(2)	213,944
Director
Ruth M. Owades	2008	17,500	140,776	(6)	158,276
Director
Karyn O. Barsa	2008	17,500	140,776	(6)	158,276
Director
Angel R. Martinez(7)	2008	N/A	N/A		N/A
Chair of the Board

(1)
As of December 31, 2008, Mr. Gibbons was the only director who held outstanding equity of 2,000 options vested and outstanding.

(2)
Represents grants of 400 shares of Common Stock at a per share price of $120.60 on January 25, 2008, 400 shares of Common Stock at a per share price of $113.36 on April 2, 2008, 400 shares of Common Stock at a per share price of $118.26 on July 25, 2008, and 400 shares of Common Stock at a per share price of $95.14 on October 16, 2008.

(3)
Mr. Burleson resigned his position as a director of the Company, effective May 29, 2008.

(4)
Mr. Otto resigned his position as a director of the Company, effective May 29, 2008. He did not receive any compensation as a director in 2008.

(5)
Represents grants of 400 shares of Common Stock at a per share price of $120.60 on January 25, 2008, and 400 shares of Common Stock at a per share price of $113.36 on April 2, 2008.

(6)
Represents 400 shares of Common Stock at a per share price of $138.54 on June 24, 2008, 400 shares of Common Stock at a per share price of $118.26 on July 25, 2008, and 400 shares of Common Stock at a per share price of $95.14 on October 16, 2008.

(7)
Mr. Martinez received compensation as President and Chief Executive Officer of the Company for 2008 as discussed above. He did not receive any compensation as a director in 2008.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding shares of the Company's Common Stock that may be issued under the Company's equity compensation plans as of December 31, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance(3)
Equity compensation plans approved by security holders	724,351	$76.63	1,361,760
Equity compensation plans not approved by security holders	—	—	—

Total	724,351	$76.63	1,361,760

(1)
Includes outstanding options, unexercisable SARs, and unvested NSUs and RSUs. The nature of the NSU and RSU grants are described in the Compensation Discussion and Analysis.

(2)
The weighted-average exercise price of the options was $15.81 and the stock price at the date of grant of the SARs was $80.20. The weighted-average exercise price does not take into account the NSUs and RSUs.

(3)
Includes 2,000,000 authorized shares under the 2006 Plan less actual shares issued as well as shares reserved for outstanding SARs, NSUs and RSUs.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2009, certain information concerning the shares of Common Stock beneficially owned by (i) each person who is a Named Executive Officer in the Summary Compensation Table; (ii) each director and director nominee; (iii) all executive officers and directors as a group (twelve persons); and (iv) each person known by the Company to be the beneficial owner of more than 5% of our Common Stock (other than directors, executive officers and depositaries) based upon the most recent SEC filings available.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)(4)	Percent of Class(3)
Named Executive Officers
Angel R. Martinez	26,874	*
Thomas R. Hillebrandt	698	*
Zohar Ziv	4,142	*
Constance X Rishwain	4,680	*
Colin G. Clark	2,750	*
Directors and Director Nominees
Angel R. Martinez	26,874	*
Rex A. Licklider(5)	213,107	1.6%
John M. Gibbons(6)	13,829	*
John G. Perenchio	41,331	*
Maureen Conners	4,083	*
Tore Steen(7)	4,283	*
Ruth M. Owades	1,683	*
Karyn O. Barsa	1,683	*
All directors and executive officers as a group (twelve persons)	325,107	2.5%
5% Stockholders
Turner Investment Partners, Inc.(8)	1,422,414	10.8%
Stephen F. Mandel, Jr.(9)	1,093,072	8.3%
FMR, LLC(10)	890,052	6.8%
Barclays Global Investors UK Holdings, Ltd.(11)	835,141	6.4%
Apex Capital, LLC(12)	750,000	5.7%

*
Percentage of shares beneficially owned does not exceed 1% of the class so owned.

(1)
The address of each beneficial owner is 495-A South Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2)
Unless otherwise noted, the Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable.

(3)
Pursuant to Rule 13d-3(d) (1) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before the date that is 60 days after March 31, 2009 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

(4)
Includes 2,000 shares under stock options that are presently exercisable or are exercisable within 60 days from March 31, 2009 for John M. Gibbons.

(5)
Includes 213,107 shares held by the Licklider Living Trust as to which Mr. Licklider has joint voting and investment power.

(6)
Includes 14,312 shares held by the Gibbons Living Trust as to which Mr. Gibbons has joint voting and investment power.

(7)
Includes 2,800 shares which are pledged as security.

(8)
Includes 1,257,124 shares held by Turner Investment Partners, Inc., as to which the beneficial owners have sole voting power and 1,422,414 shares as to which the beneficial owners have sole dispositive power. This information is based solely on a Schedule 13G filed by the party on April 8, 2009 whose business address is 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312.

(9)
Includes 1,093,072 shares held by Stephen F. Mandel, Jr., as to which the beneficial owners have shared voting power and 1,093,072 shares as to which the beneficial owners have shared dispositive power. This information is based solely on the information contained in a Schedule 13G filed with the SEC on March 2, 2009, whose business address is Two Greenwich Plaza, Greenwich, CT 06830. Of the shares reported in the Schedule 13G, (i) Lone Spruce, L.P. ("Lone Spruce") has shared voting and dispositive power with respect to 13,598 shares; (ii) Lone Balsam, L.P. ("Lone Balsam") has shared voting and dispositive power with respect to 29,839 shares; (iii) Lone Sequoia, L.P. ("Lone Sequoia") has shared voting and dispositive power with respect to 24,931 shares; (iv) Lone Cascade, L.P. ("Lone Cascade") has shared voting and dispositive power with respect to 400,864 shares; (v) Lone Sierra, L.P. ("Lone Sierra") has shared voting and dispositive power with respect to 20,021 shares; (vi) Lone Pine Associates LLC ("Lone Pine") has shared voting and dispositive power with respect to 68,368 shares; (vii) Lone Pine Members LLC ("Lone Pine Members") has shared voting and dispositive power with respect to 420,885 shares; (viii) Lone Pine Capital LLC ("Lone Pine Capital") has shared voting and dispositive power with respect to 603,819 shares; and (ix) Stephen F. Mandel, Jr. ("Mr. Mandel") has shared voting and dispositive power with respect to 1,093,072 shares. Mr. Mandel is the managing member of (a) Lone Pine (which is the general partner of Lone Spruce, Lone Sequoia and Lone Balsam); (b) Lone Pine Members (which is the general partner of Lone Cascade and Lone Sierra); and (c) Lone Pine Capital (which is the investment manager of shares held by Lone Cypress, Ltd., Lone Kauri, Ltd., and Lone Monterey Master Fund, Ltd.).

(10)
Includes 5,900 shares held by FMR LLC., as to which the beneficial owners have sole voting power and 890,052 shares as to which the beneficial owners have sole dispositive power. This information is based solely on a Schedule 13G/A filed by the party on February 17, 2009 whose business address is 82 Devonshire Street, Boston, MA 02109.

(11)
Includes 636,792 shares held by Barclays Global Investors (Deutschland) AG, as to which the beneficial owners have sole voting power and 835,141 shares as to which the beneficial owners have sole dispositive power. This information is based solely on a Schedule 13G filed by the party on February 5, 2009 whose business address is Apianstrasse 6, D-85774, Unterfohring, Germany.

(12)
Includes 750,000 shares held by Apex Capital, LLC., as to which the beneficial owners have shared voting power and 750,000 shares as to which the beneficial owners have shared dispositive power. This information is based solely on a Schedule 13G filed by the party on March 3, 2009 whose business address is 25 Orinda Way, Suite 300, Orinda, CA 94563.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is currently composed of three directors, each of whom meets the independence and experience requirements under the Nasdaq rules and the independence requirements of the SEC.

        Management is responsible for the preparation of the Company's financial statements and financial reporting process including its system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and expressing (i) an opinion on whether the Company's consolidated financial statements present fairly, in all material respects, the Company's financial position and results of operations and cash flows for the periods presented in conformity with U.S. generally accepted accounting principles and (ii) an opinion on whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Audit Committee's responsibility is to monitor and oversee these processes. The Board of Directors has determined that John M. Gibbons, the Chair of the Audit Committee, is an audit committee financial expert and is independent.

        In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2008 consolidated financial statements and obtained from management their representation that the Company's financial statements have been prepared in accordance with U.S. generally accepted accounting principles. Management determined that, as of December 31, 2008, the Company maintained effective internal control over financial reporting.

        The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, information regarding the conduct of the audit of the Company's consolidated financial statements. The Audit Committee also received written disclosures from KPMG LLP required by the PCAOB's Rule 3526: Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with KPMG LLP its independence from the Company and the Company's management. The Audit Committee has further considered the compatibility of the services provided by KPMG LLP with that firm's independence.

        The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held eight meetings during fiscal 2008, including meetings with the independent registered public accounting firm and Chief Audit Executive, both with and without management present. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are presented in accordance with U.S. generally accepted accounting principles or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB or that the Company's registered public accounting firm is independent.

        Based upon the Audit Committee's review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 2008, filed with the SEC on March 2, 2009.

THE AUDIT COMMITTEE
John M. Gibbons, Chair Tore Steen Karyn O. Barsa

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Transactions

        The legal department is primarily responsible for identifying and reviewing relationships and transactions in which the Company and our directors, executive officers, certain of our shareholders or their immediate family members are participants to determine whether any of these related persons had or will have a direct or indirect material interest. In order to identify potential related person transactions, the Company's legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. In addition, the Company's Code of Business Conduct and Ethics addresses conflicts of interest where an individual's private interests interfere or conflict with the interests of the Company, including relationships with suppliers, customers or competitors. Conflicts of interest which might impair or appear to impair the exercise of judgment solely for the benefit of the Company are prohibited. In general, such conflicts must be approved by the legal department, the employee's supervisor or, in the case of directors, the Board. Information regarding potential conflicts of interests in violation of the Company's Code of Business Conduct and Ethics may be reported to the Company's anonymous reporting hotline and may be subsequently obtained by the Audit Committee Chair, the Chair of the Board and the chief audit executive.

        If a related person transaction is identified by the legal department as one which must be reported in the Company's Proxy Statement pursuant to applicable Securities and Exchange Commission regulations, our Board is responsible for reviewing and approving or ratifying any such related person transactions. In evaluating related person transactions, our Board members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as the Board and as individual directors. The Board may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company.

        There were no disclosable transactions with related persons under Item 404 of Regulation S-K during the fiscal year ended December 31, 2008 or currently proposed.

  Limitation of Liability and Indemnification of Directors and Officers

        Our Certificate of Incorporation and Bylaws provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Delaware General Corporation Law (the "DGCL"). In addition, we have entered into Indemnification Agreements with our directors and executive officers in which we agree to indemnify such persons to the fullest extent now or hereafter permitted by the DGCL.

        We have obtained a liability policy for our directors and officers as permitted by the DGCL which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

        We maintain an insurance policy pursuant to which our directors and officers are insured, within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of claims, actions, suits or proceedings, and liabilities which might be imposed as a result of such claims, actions, suits or proceedings, that may be brought against them by reason of their being or having been directors or officers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the SEC as well as the Company.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its Section 16 Persons were complied with except that:

            (i)  Ruth M. Owades filed a Form 4 on July 17, 2008, which reported transactions that were due to be reported on June 26, 2008; and

           (ii)  Karyn O. Barsa filed a Form 4 on July 17, 2008, which reported transactions that were due to be reported on June 26, 2008.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        For the 2008 fiscal year, KPMG LLP provided audit services, which included examination of the Company's annual consolidated financial statements. The Audit Committee has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2009. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

        Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock, present in person or represented by Proxy of the Annual Meeting and entitled to vote. If the stockholders do not ratify the appointment, the Board of Directors and Audit Committee will consider the selection of another independent registered public accounting firm.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
"FOR" PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

Audit Fees and All Other Fees

  Audit Fees

        Fees approved for audit services totaled approximately $1,164,000 in 2008 and $1,446,000 in 2007. The 2008 audit fees include fees associated with the audit of the Company's consolidated balance sheet as of December 31, 2008, the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008 and the audit of internal control over financial reporting as of December 31, 2008 (collectively referred to as the integrated audit), as well as the reviews of the Company's quarterly reports on Form 10-Q and statutory audits required internationally. Included in the audit fees in 2007 was approximately $448,000 related to the restatement of the Company's Annual Report on Form 10-K/A for the year ending December 31, 2006 and the Company's Quarterly Report on Form 10-Q/A for the period ending March 31, 2007.

  Audit-Related Fees

        The Company was not billed for any audit-related fees in 2008 or 2007.

  Tax Fees

        Fees incurred for tax services, including tax compliance, tax advice and tax planning for income taxes and customs matters, totaled approximately $228,000 in 2008 and $187,000 in 2007.

  All Other Fees

        The Company was not billed for any other fees in 2008 or 2007.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee administers the Company's engagement of KPMG LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of KPMG LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent auditor to perform the services. The Audit Committee has determined that performance by KPMG LLP of the non-audit services listed above did not affect their independence.

        Prior to engagement, the Audit Committee Chair pre-approves all independent auditor services. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires that those services be submitted to the Audit Committee Chair for specific pre-approval before the Company can engage the independent auditor to provide them. On May 8, 2007, the Audit Committee approved an Audit and Non-Audit Financial Service Approval Policy giving our Chief Audit Executive and Chief Financial Officer discretionary authority to engage financial services firms for audit and permissible non-audit services to the Company of up to a dollar amount equal to 5% of the total fees paid to our independent auditors during each fiscal year.

        The Audit Committee Chair has been delegated pre-approval authority. The Chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting for approval by the Committee.

PROPOSAL NO. 3

AMENDMENT OF CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED CAPITAL STOCK

        At the Annual Meeting, stockholders will be asked to approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 50,000,000 shares (the "Amendment"). On April 7, 2009, the Board of Directors adopted resolutions setting forth the Amendment in the form of an amendment to Section 1 of Article IV of the Company's Restated Certificate of Incorporation which is attached hereto as Exhibit A, and has determined the Amendment to be advisable and in Company's best interest and is hereby seeking approval of the Amendment by the Company's stockholders.

        The following is the relevant text of Section 1 of Article IV of the Company's Restated Certificate of Incorporation, as proposed to be amended, with additions indicated with italicized text and deletions indicated by strike-through text:

          SECTION 1.    Authorized Shares.    The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock;" the total number of shares that the Corporation shall have authority to issue is Fifty-Five ~~Twenty Five~~ Million (55,000,000) (~~25,000,000~~); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and all such shares shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be Fifty ~~Twenty~~ Million (50,000,000) (~~20,000,000~~), and each such share shall have a par value of one cent ($0.01).

Purpose of the Amendment

        The purpose of the Amendment is to increase the total authorized number of shares of Common Stock from 20,000,000 shares to 50,000,000 shares. The additional authorized shares may be used by the Company for business and financial purposes as determined by the Board of Directors from time to time to be necessary or desirable. Subject to favorable market conditions and approval of the Amendment, the Company is considering using a number of the additional shares of Common Stock to effect a stock split, in the form of a stock dividend payable on all outstanding shares of Common Stock. The Board has not yet determined whether to implement a stock split, and the magnitude of a stock split, if any, will be based on market conditions and remain in the Board's sole discretion. Should the Board determine that a stock split is advisable, the proposed increase in the number of authorized shares of Common Stock will be necessary, as the current number of authorized shares of Common Stock that are not reserved or outstanding is not sufficient to effect a stock split. Stockholder approval of a stock split effected in the form of a stock dividend is not required under Delaware law, is not being solicited by this Proxy Statement and will not be solicited in the future in order to effect a stock split.

        The objective of a stock split would be to lower the per share market price of the Common Stock in inverse proportion to the stock split. Such lower price would be expected to increase the liquidity and broaden the marketability of the Common Stock to a larger group of investors. The Board may decide, however, in the best interests of the Company and due to market conditions or otherwise, not to effect a stock split. Therefore, no assurances can be given that the Board will effect a stock split or declare any type of stock split or stock dividend, even if the Amendment is approved. Alternatively, the additional shares authorized as a result of the Amendment could be used in connection with other possible business and financial uses, such as raising capital through the sale of Common Stock; acquiring other companies, businesses, products or services in exchange for shares of Common Stock; attracting and retaining employees by the issuance of additional securities under the Company's various equity compensation plans; and other transactions and corporate purposes that the Board of Directors deems to be in the Company's best interest.

        The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining future stockholder approval and holding a special stockholders' meeting before such issuance(s) could proceed, except as provided under Delaware law or under the marketplace rules of Nasdaq. Whether and how to undertake any of these types of transactions, if at all, will depend in part on market conditions at the time and there can be no assurance that the Company will undertake any of these types of transactions even if the Amendment is approved by the stockholders.

        As of the close of business on the Record Date, there were 13,XXX,XXX shares of Common Stock issued and outstanding. In addition, as of such date, XX,XXX shares were subject to outstanding equity compensation awards such as stock options, stock appreciation rights (SARs), nonvested stock units (NSUs) and restricted stock units (RSUs). An additional XX,XXX shares were reserved for issuance in connection with future awards available for grant under the Company's stockholder-approved, 2006 Equity Incentive Plan.

        Other than consideration of a possible stock split and shares that may be issued under the equity compensation plans listed above, as of the date of this Proxy Statement the Company has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes. However, the Company also reviews and evaluates potential capital raising activities, strategic transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of the Company and its stockholders.

Effects of the Amendment, if Adopted

        Upon issuance, the additional shares of authorized Common Stock would have rights identical to the shares of Common Stock currently outstanding. Approval of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. In the event that a stock split were effected, it would reduce the Company's diluted earnings per share but would not affect voting rights of current stockholders, as each stockholder would continue to hold the same percentage interest in the Company. However, to the extent that the additional authorized shares of Common Stock are issued in the future in a corporate transaction, other than a stock split, they may decrease existing stockholders' percentage equity ownership and, depending on the price at which they were issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Company's Common Stock. Because the Company's Restated Certificate of Incorporation does not confer to the Company's stockholders preemptive rights with respect to Common Stock, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase these shares.

        The Amendment could, under certain circumstances, have an anti-takeover effect, although it is not the Company's intention with this proposal. For example, in the event of a hostile attempt to take control of the Company, it may be possible for the Company to impede the attempt by issuing shares of Common Stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for the Company's stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, as of the date of this Proxy Statement, the Board of Directors is not aware of any attempt to take control of the Company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required to authorize the proposed increase in the authorized number of shares of Common Stock. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against this Proposal No. 3.

        The Board of Directors has reserved the right, in the exercise of its discretion, to abandon the Amendment regardless of whether the stockholders approve the Amendment.

        If the Amendment is approved by the stockholders and it is not abandoned by the Board of Directors, it will become effective upon filing of a Certificate of Amendment, in the form set forth as Appendix A to this Proxy Statement, to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is expected to occur soon after the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 3 TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

 STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

        Any stockholder desiring to submit a proposal for action at our 2010 Annual Meeting of Stockholders and include it in our Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to us at our principal executive offices no later than December 29, 2009, which is 120 calendar days prior to the anniversary of the mailing date of this year's Proxy Statement, in order to be considered for possible inclusion in the Proxy Statement for that meeting. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our Proxy Statement for our 2010 Annual Meeting of Stockholders is instead a reasonable time before we begin to print and mail the proxy materials for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included, and other aspects, are regulated by the Securities Exchange Act of 1934, as amended, rules and regulations of the Securities and Exchange Commission, other laws and regulations, and our Bylaws, to which interested persons should refer. You may obtain a complete copy of our Bylaws without charge by submitting a written request to our Corporate Secretary at our principal executive office. Stockholders wishing to submit for consideration a possible board candidate should follow the procedures set forth under "Procedures for Stockholder Nominations."

        If a stockholder desires to bring business before the 2010 Annual Meeting of Stockholders which is not the subject of a proposal properly submitted for inclusion in the Company's Proxy Statement, the stockholder must follow procedures outlined in the Company's Bylaws. The Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in the Company's Proxy Statement or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (b) the stockholder has delivered written notice to the Company (containing certain information specified in the Bylaws) not less than 90 days prior to the date of the meeting. However, if the Company has given less than 90 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by the Company not later than the 7th day following the date on which notice of the meeting is mailed or the meeting date is otherwise publicly disclosed.

OTHER BUSINESS OF THE ANNUAL MEETING

        Management is not aware of any matters to come before the Annual Meeting or any continuation, postponement or adjournment thereof other than the election of directors, the ratification of the selection of the Company's independent registered public accounting firm and the approval of an amendment to the Company's Restated Certificate of Incorporation. However, inasmuch as matters of which management is not now aware may come before the Annual Meeting or any continuation, postponement or adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the persons named in such Proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by Proxy directly on such matter. Upon receipt of such Proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

COST OF SOLICITATION

        The solicitation of Proxies is made on behalf of the Company and all the expenses of soliciting Proxies from stockholders will be borne by the Company. In addition to the solicitation of Proxies by use of the mail, officers and regular employees may communicate with stockholders personally or by mail, telephone, or otherwise for the purpose of soliciting such Proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons. The total estimated cost of the solicitation of Proxies is approximately $85,000.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the Proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG LLP, the Company's independent registered public accounting firm.

        The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended December 31, 2008 upon the written request of any beneficial owner of the Company's securities as of the Record Date and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Secretary of the Company at the Company's corporate offices at 495-A South Fairview Avenue, Goleta, California 93117.

        STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AS SOON AS POSSIBLE AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board, President and Chief Executive Officer

Goleta, California
April XX, 2009

 Appendix A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DECKERS OUTDOOR CORPORATION

        DECKERS OUTDOOR CORPORATION, a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

        FIRST: The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of the Corporation, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

        RESOLVED, that the Section 1 of Article IV of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          SECTION 1.    Authorized Shares.    The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock;" the total number of shares that the Corporation shall have authority to issue is Fifty-Five Million (55,000,000); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and all such shares shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be Fifty Million (50,000,000), and each such share shall have a par value of one cent ($0.01).

        SECOND: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation voted in favor of the foregoing amendment at the Corporation's 2009 Annual Meeting of Stockholders called and held on May 28, 2009 upon notice in accordance with the provisions of Section 222 of the Delaware General Corporation Law.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, I affirm, under penalties of perjury, that the matters set forth in this certificate, which is executed on                        , 2009, are true and correct of my own knowledge.

Angel R. Martinez Chair of the Board, President and Chief Executive Officer

A-1

PROXY DECKERS OUTDOOR CORPORATION 495-A South Fairview Avenue Goleta, California 93117 This Proxy is solicited on behalf of the Board of Directors of Deckers Outdoor Corporation. The undersigned hereby appoints Angel R. Martinez and Zohar Ziv, and each of them, as Proxyholders, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Deckers Outdoor Corporation held of record by the undersigned on April 13, 2009, at the 2009 Annual Meeting of Stockholders to be held on May 28, 2009 and any continuations, postponements or adjournments thereof. BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) . FOLD AND DETACH HERE . You can now access your Deckers Outdoor Corporation account online. Access your Deckers Outdoor Corporation stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for Deckers Outdoor Corporation now makes it easy and convenient to get current information on your stockholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For technical assistance call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time www.bnymellon.com/shareowner/isd Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Address Change/Comments (Mark the corresponding box on the reverse side) 46131

Please mark your votes as indicated in this example X THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. . FOLD AND DETACH HERE . WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting date. Internet http://www.proxyvoting.com/deck Use the internet to vote your proxy. Have your proxy card in hand when you access the website. Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date FOR ALL WITHHOLD FOR ALL *EXCEPTIONS You can view the Annual Report and Proxy Statement on the internet at http://www.deckers.com/investors/FinancialReports.asp?compid=91148 1. ELECTION OF DIRECTORS: Nominees: 01 Angel R. Martinez 04 John G. Perenchio 07 Ruth M. Owades 02 Rex A. Licklider 05 Maureen Conners 08 Karyn O. Barsa 03 John M. Gibbons 06 Tore Steen (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 2. TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009. 3. TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 20,000,000 SHARES TO 50,000,000 SHARES. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN The Board of Directors recommends a vote "FOR" the election of each of the director nominees, "FOR" ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2009 and, “FOR” the approval to amend the Company’s Certificate of Incorporation. All proposals to be acted upon are proposals of the Board of Directors. If any other business is properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional Proxies in favor of the recommendations of the Board of Directors, this Proxy shall be voted by the Proxyholders in accordance with the recommendations of a majority of the Board of Directors. At the date the Proxy Statement went to press, we did not anticipate any other matters would be raised at the Annual Meeting. 4. In their discretion, the Proxyholders are authorized to transact such other business as may properly come before the Annual Meeting or any continuations, postponements or adjournments thereof. YES Will Attend Meeting Mark Here for Address Change or Comments SEE REVERSE If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. DECKERS OUTDOOR CORPORATION 46131 OR

QuickLinks

EVERY STOCKHOLDER'S VOTE IS IMPORTANT.
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN 2008
OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END
2008 OPTION EXERCISES AND STOCK VESTED
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
OTHER BUSINESS OF THE ANNUAL MEETING
COST OF SOLICITATION
ANNUAL REPORT ON FORM 10-K
  Appendix A
CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF DECKERS OUTDOOR CORPORATION